Exhibit 10.1

EXECUTION COPY

AGREEMENT

For

ENGINEERING, PROCUREMENT, AND

CONSTRUCTION SERVICES

for

42 - INCH SABINE PASS PIPELINE PROJECT

between

CHENIERE SABINE PASS PIPELINE COMPANY

and

WILLBROS ENGINEERS, INC.

AGREEMENT

THIS AGREEMENT for Engineering, Procurement and Construction Services (the “Agreement”) is made and entered into effective as of this 1st day of February 2006 (“Effective Date”) by and between Cheniere Sabine Pass Pipeline Company, a company organized under the laws of the State of Delaware (“Cheniere”), and Willbros Engineers, Inc., a company incorporated under the laws of the State of Delaware (“Willbros”). Cheniere and Willbros are hereinafter sometimes referred to individually as a “Party” or collectively as the “Parties.”

WHEREAS, Cheniere desires to design, build, own and operate the 16.0-mile, 42-inch pipeline and related facilities to be constructed from the Cheniere liquefied natural gas terminal to a pipeline interconnect at Johnson’s Bayou, all located entirely in Cameron Parish, Louisiana (as more fully described herein, the “Project”); and

WHEREAS, Willbros, itself or through its Subcontractors or Vendors desires to provide engineering, procurement and construction services related to the Project;

NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Cheniere and Willbros hereby agree as follows:

1. SCOPE OF WORK

1.1	In close cooperation and coordination with Cheniere and subject to Paragraph 1.3 below, Willbros agrees to perform the Work, including all Project management, engineering, procurement, construction and construction management for the Project, and provide all equipment, materials, supplies, labor workmanship, apparatus, machinery, tools, structures, inspection, manufacture, fabrication, installation, design, delivery, transportation, storage and any incidental work reasonably inferable as required and necessary to complete the Project in accordance with Applicable Law, Applicable Codes and Standards and all other provisions of this Agreement. Without limiting the generality of the foregoing, the Work is described in more particular detail in the Scope of Work set forth in Schedule “B”.

1.2	The Scope of Work is based upon and shall comply with the preliminary engineering developed by Cheniere’s other consultants and contractors and the FERC Certificate.

1.3	Willbros shall not be responsible for and the Work excludes the Cheniere Provided Items identified in Paragraph 5.3 which are to be provided by Cheniere.

2. PROJECT SCHEDULE

The Work shall be performed in accordance with the dates set forth in the Project Schedule attached as Schedule “F”.

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3. COMPENSATION

Willbros will submit invoices, and Cheniere shall pay Willbros the amounts due in accordance with Paragraph 5.4 of Schedule “A”. The sum of the Cost of the Work, the Willbros Management Fee and the Contingency Costs is guaranteed by Willbros not to exceed Sixty-Seven Million Six Hundred Seventy Thousand Two Hundred Dollars ($67,670,200), subject to additions and deductions by Change Order as provided herein (the “Guaranteed Maximum Price”), excluding Louisiana sales and use taxes applicable to permanent materials and equipment to be incorporated into the Project, which shall be reimbursed by Cheniere in accordance with Paragraph 5.4.2 of Schedule “A”. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by Willbros without reimbursement by Cheniere.

4. GENERAL

4.1	The Agreement consists of this signed document (the “Signature Document”) and the following attached Schedules, which by this reference are incorporated herein and made a part hereof:

Schedule “A” -	Terms and Conditions
Attachment I	-	Willbros Parent Guarantee
Attachment II	-	Payment Bond, Performance Bond and Riders
Attachment III	-	Mechanical Completion Certificate
Attachment IV	-	Project Completion Certificate
Attachment V	-	Start-up Certificate
Attachment VI	-	Change Order Form
Attachment VII	-	Approved Subcontractors and Vendors List
Attachment VIII	-	Organizational Chart
Attachment IX	-	Cheniere’s Health, Safety and Environmental Policies
Attachment X	-	Lien and Claim Waivers
Schedule “B” -	Scope of Work for the Project
Attachment I	-	Work Site
Schedule “C” -	Intentionally Omitted
Schedule “D” -	Applicable Codes and Standards, Drawings and Specifications
Attachment I	-	Drawings
Attachment II	-	Specifications
Schedule “E” -	Intentionally Omitted
Schedule “F” -	Project Schedule

4.2	A reference in the Agreement to any of the Schedules shall, in addition, be considered a reference to any Attachments to said Schedules, and to all documents referred to in said Schedules or Attachments.

4.3	Any notice, demand, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing and signed by the Party giving such notice

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and shall be sufficient when delivered in person or sent by e-mail, by facsimile, or by certified or registered mail, to the other Party at the appropriate address as follows:

If delivered to Cheniere:	If delivered to Willbros:
Richard E. Keyser	Willbros Engineers, Inc.
Cheniere Sabine Pass Pipeline	2087 East 71st Street
717 Texas Avenue, Suite 3100	P.O. Box 701650
Houston, Texas 77002	Tulsa, Oklahoma 74170
Telephone: (832) 204-2284	Telephone: (918) 481-4163
Fax: (713) 659-5459	Fax: (918) 493-3430
Attention: Mr. Richard E. Keyser	Attention: Mr. Curtis E. Simkin
E Mail: rkeyser@cheniere.com	E Mail: curt.simkin@willbros.com

Copy to:	Copy to:
Allan Bartz	Willbros Engineers, Inc.
Cheniere Sabine Pass Pipeline	2087 East 71st Street
717 Texas Avenue, Suite 3100	P.O. Box 701650
Houston, Texas 77002	Tulsa, Oklahoma 74170
Telephone: (713) 659-1361	Telephone: (918) 499-3706
Fax: (713) 659-5459	Fax: (918) 499-3702
Attention: Mr. Allan Bartz	Attention: Mr. Mike Reifel
E Mail: abartz@cheniere.com	E Mail: mike.reifel@willbros.com

Willbros or Cheniere may notify the other at any time of a change in, or addition to, the addresses and/or persons to which communications should be sent. Notices, demands, offers or other written instruments shall be deemed to have been duly given on the date actually received by its intended recipient.

IN WITNESS WHEREOF, Cheniere and Willbros have executed duplicate originals of the Agreement, effective and binding as of the Effective Date.

Witness	Cheniere Sabine Pass Pipeline Company

/s/ Richard Keyser	By:	/s/ Robert Keith Teague
	Title:	President
	Date:	February 21, 2006

Witness	Willbros Engineers, Inc.

/s/ Kevin R. Fox	By:	/s/ Curtis E. Simkin
	Title:	President
	Date:	February 1, 2006

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SCHEDULE “A”

TERMS AND CONDITIONS

1. DEFINITIONS	A-2
2. WILLBROS’ OBLIGATIONS	A-9
3. WILLBROS PERSONNEL AND EQUIPMENT	A-12
4. WORK SITE RESPONSIBILITIES	A-14
5. CHENIERE’S OBLIGATIONS	A-15
6. WORK PLAN AND REPORTS	A-20
7. INSPECTION AND TESTING	A-22
8. COMPLETION AND START-UP	A-23
9. CHANGES	A-25
10. INDEMNITY, LIENS AND PATENTS	A-26
11. INSURANCE	A-30
12. WARRANTY	A-34
13. TITLE TO THE WORK AND TO WORK PRODUCT, CONFIDENTIAL INFORMATION	A-37
14. DISPUTE RESOLUTION	A-40
15. SUSPENSION OF WORK	A-42
16. TERMINATION AT CHENIERE’S CONVENIENCE	A-43
17. TERMINATION BY CHENIERE FOR CAUSE	A-44
18. TERMINATION BY WILLBROS	A-45
19. WILLBROS’ OBLIGATIONS UPON SUSPENSION OR TERMINATION	A-45
20. FORCE MAJEURE AND CHENIERE-CAUSED DELAY	A-46
21. LIQUIDATED DAMAGES	A-48
22. PUBLICITY RELEASES	A-49
23. GOVERNING LAW	A-49
24. GENERAL PROVISIONS	A-49

ATTACHMENT I	–	WILLBROS PARENT GUARANTEE
ATTACHMENT II	–	PAYMENT BOND, PERFORMANCE BOND AND RIDERS
ATTACHMENT III	–	MECHANICAL COMPLETION CERTIFICATE
ATTACHMENT IV	–	PROJECT COMPLETION CERTIFICATE
ATTACHMENT V	–	START-UP CERTIFICATE
ATTACHMENT VI	–	CHANGE ORDER FORM
ATTACHMENT VII	–	APPROVED SUBCONTRACTORS AND VENDORS LIST
ATTACHMENT VIII	–	ORGANIZATIONAL CHART
ATTACHMENT IX	–	CHENIERE’S HEALTH, SAFETY AND ENVIRONMENTAL POLICIES
ATTACHMENT X	–	LIEN AND CLAIM WAIVERS

SCHEDULE “A”

TERMS AND CONDITIONS

1. DEFINITIONS

The following terms shall have the meanings indicated for all purposes of the Agreement and the use of the singular includes the plural, and vice versa:

1.1	“AAA” has the meaning set forth in Paragraph 14.3.

1.2	“AAA Rules” has the meaning set forth in Paragraph 14.3.

1.3	“Actual Contract Amount” has the meaning set forth in Attachment I of the Letter Agreement.

1.4	“Agreement” has the meaning set forth in, and incorporates by reference the documents as stated in, Paragraph 4.1 of the Signature Document.

1.5	“Amendment” means any written modification of the Agreement, signed by both Cheniere and Willbros, other than Change Orders.

1.6	“Applicable Codes and Standards” means any and all codes, standards or requirements set forth herein (including Schedule “D”) or in any Applicable Law, which codes, standards and requirements shall govern Willbros’ performance of the Work, as provided herein. In the event of an inconsistency or conflict between any of the Applicable Codes and Standards, the highest performance standard as contemplated therein shall govern Willbros’ performance.

1.7	“Applicable Law” means all laws, statutes, ordinances, certifications, orders, decrees, injunctions, permits, agreements, rules and regulations, including any conditions thereto, of any Governing Authority having jurisdiction over all or any portion of the Work Site or the Project or performance of all or any portion of the Work, or other legislative or administrative action of a Governing Authority, or a final decree, judgment or order of a court which relates to the performance of Work hereunder or the interpretation or application of this Agreement, including (a) any and all permits, authorizations, certifications, or other approvals or orders, (b) any Applicable Codes and Standards set forth in Applicable Law and (c) any Applicable Law related to (i) conservation, regulation, improvement, protection, pollution, contamination or remediation of the environment or (ii) Hazardous Substances or any handling, treatment, storage, release, use and disposal or other disposition of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”).

1.8	“Books and Records” has the meaning set forth in Paragraph 2.9.

1.9	“Catastrophic Storms” means storms which are listed by the National Oceanic and Atmospheric Administration as Billion Dollar U.S. Weather Disasters.

1.10	“Change” means an addition, deletion, suspension of, revision or any other modification or Amendment to the Work. Adjustment to the Guaranteed Maximum Price, the Preparation and Material Receipt Commencement Date, the Construction Commencement Date or the Scheduled Mechanical Completion Date shall in every instance constitute a Change.

1.11	“Change Order” means a document, in the form attached hereto as Attachment VI and signed by Cheniere and Willbros, issued on or after the Effective Date, authorizing a Change to the Work, the Guaranteed Maximum Price, the Preparation and Material Receipt Commencement Date, the Scheduled Mechanical Completion Date, the Construction Commencement Date or any other material requirement under this Agreement.

1.12	“Cheniere” has the meaning set forth in the introductory paragraph of the Signature Document.

1.13	“Cheniere’s Authorized Representative” means Richard E. Keyser, the person hereby authorized by Cheniere to act on its behalf on all matters pertaining to the Agreement, and whose actions shall be binding upon Cheniere.

1.14	“Cheniere’s Confidential Information” has the meaning set forth in Paragraph 13.6.

1.15	“Cheniere Group” means the owners and affiliated companies of Cheniere or its lenders, including, their respective officers, directors, employees, agents, representatives, contractors (excluding Willbros, its affiliates, Subcontractors and Vendors) and subcontractors.

1.16	“Cheniere Provided Items” means those items to be provided by Cheniere, and those responsibilities to be performed by Cheniere, as described in Paragraph 5.3.

1.17	“Claim” has the meaning set forth in Paragraph 10.1.1.

1.18	“Confidential Information” has the meaning set forth in Paragraph 13.8.

1.19	“Construction Commencement Date” means the date set forth in Paragraph 6.1.2.

1.20	“Contingency Costs” means those reasonable costs actually incurred incident to the performance of Work under this Agreement and prior to Project Completion of the Project, which are not reimbursable as a Cost of the Work, are not attributable to Willbros’ negligence, willful misconduct or breach of this Agreement, are not recoverable from Subcontractors, Vendors or insurers, and for which records required hereunder exist and are contemporaneously prepared and maintained (“Contingency Costs”).

1.21	“Contingency Pool” has the meaning set forth in Attachment I of the Letter Agreement.

1.22	“Contract Amount” has the meaning set forth in Paragraph 5.4.1.

1.23	“Corrective Work” has the meaning set forth in Paragraph 12.2.2.

1.24	“Cost of the Work” has the meaning set forth in Paragraph 5.4.1.

1.25	“Defect” or “Defective” has the meaning set forth in Paragraph 12.1.

1.26	“Defect Correction Period” has the meaning set forth in Paragraph 12.2.2.

1.27	“Disclosing Party” has the meaning set forth in Paragraph 13.8.

1.28	“Dispute” has the meaning set forth in Paragraph 14.2.

1.29	“Dispute Notice” has the meaning set forth in Paragraph 14.2.

1.30	“Drawings” means drawings developed by Willbros and approved by Cheniere for the performance of the Project in accordance with Paragraph 2.7, Paragraph 2.8 and Schedule “B” and as listed in Schedule “D”. The Drawings shall be based on the Specifications. Should there be an inconsistency between the Specifications and the Drawings, the Specifications shall prevail.

1.31	“E&O Insurance” has the meaning set forth in Paragraph 11.1.7.

1.32	“Effective Date” shall be the date given in the introductory paragraph of the Signature Document.

1.33	“Exception Items” means finishing items required to complete various portions of the Work which are incomplete, Defective or otherwise not in accordance with the Agreement, but the completion of which shall not affect, interrupt, disrupt, or interfere with the safe and orderly operation of all or a part of the Project as more fully described in Paragraph 8.

1.34	“FERC Certificate” means that certification issued by the Federal Energy Regulatory Commission (“FERC”) (i) authorizing the construction of the Project, including any conditions governing the conduct of the construction activities for the Project, and (ii) detailing the pipeline route and required pipe class associated with the route’s population density survey. The FERC Certificate includes related FERC filing documents CP04-38-00, CP04-38-001, CP04-39-000 and CP04-40-000 and the approved implementation plan.

1.35

“Force Majeure” means Catastrophic Storms or floods, lightning, tornadoes, hurricanes, named tropical storms, earthquakes and other acts of God, wars, civil disturbances, terrorist attacks, revolts, insurrections, sabotage, commercial embargoes, epidemics, fires, explosions, and actions of a Governing Authority that were not requested, promoted, or caused by the affected Party, and strikes or other similar labor actions (except as set forth in (iii) below); provided that such act or event (a) renders impossible or impracticable the affected Party’s performance of its obligations under the Agreement, (b) is beyond the reasonable control of the affected Party and not due to its fault or negligence and (c) could not have been prevented or avoided by the affected Party through the exercise of due diligence, including the expenditure of any reasonable sum taking into account the Guaranteed Maximum Price. For avoidance of doubt, Force Majeure shall not include any of the following: (i) a Party’s economic hardship, (ii) changes in market conditions, (iii) strikes, or other similar labor actions to the extent caused by the act or omission of the Party claiming Force Majeure, (iv) unavailability of Subcontractors or Vendors; (v) climatic conditions (including rain, snow, wind, temperature and other weather conditions), tides, and seasons, regardless of the magnitude, severity, duration or frequency of such climatic conditions (except those Catastrophic Storms as set forth above), or (vi) nonperformance or delay by Willbros or its Subcontractors or Vendors, unless any of the foregoing conditions is otherwise caused by Force Majeure.

1.36	“Guaranteed Maximum Price” shall have the meaning set forth in Paragraph 3 of the Signature Document.

1.37	“Governing Authority” means any federal, state, or local department, office, instrumentality, agency, board or commission having jurisdiction over a Party or any portion of the Work, the Work Site or the Project.

1.38	“Hazardous Substance” means any substance that under Applicable Law is considered to be hazardous or toxic or is or may be required to be remediated, including (a) “hazardous substances” as defined in 42 U.S.C. § 9601(14), (b) “chemicals” subject to regulation under Title III of the Superfunds Amendments and Reauthorization Act (“SARA”) of 1986, (c) natural gas liquids, liquefied natural gas or synthetic gas, (d) any petroleum, petroleum-based products or crude oil or any fraction, or (e) any other chemical, waste, material, pollutant, contaminant or any other substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governing Authority or which may be the subject of liability for damages, costs or remediation.

1.39	“Key Personnel” or “Key Persons” has the meaning set forth in Paragraph 3.1 and includes the Willbros Personnel listed in Attachment VIII.

1.40	“Letter Agreement” means that letter agreement entered into between the Parties simultaneously with this Agreement dated February 01, 2006.

1.41	“Liquidated Damages” has the meaning set forth in Paragraph 21.1.

1.42	“Major Vendor” means any Vendor (a) who has entered a subcontract or purchase order having an aggregate value in excess of One Hundred Thousand Dollars ($100,000), or (b)

who has entered multiple subcontracts or purchase orders with an aggregate value in excess of One Hundred Thousand Dollars ($100,000).

1.43	“Mechanical Completion” or “Mechanically Complete” means that all of the following has occurred: (a) the Work is approved by Cheniere as being ready for pre-commissioning and/or commissioning; (b) Willbros has delivered to Cheniere a set of original test and inspection certificates, including hydrostatic test reports, materials documentation, MAOP establishment records, and internal geometry pig results; (c) Willbros has completed all construction, procurement, fabrication, assembly, erection, installation and testing, including final pipeline hydrostatic tests for the pipeline and all appropriate appurtenances to ensure that such systems were correctly constructed, procured, fabricated, assembled, erected, installed and tested and are capable of being operated safely and reliably within the requirements contained in this Agreement; (d) Willbros has delivered to Cheniere a Mechanical Completion Certificate for the Project in the form of Attachment III, and Cheniere has accepted such certificate by signing such certificate; (e) Willbros has dewatered and dried the pipeline to a dewpoint of negative forty degrees Fahrenheit (-40ºF); (f) Willbros has completed all Exception Items in accordance with Paragraph 8.1; and (g) Willbros has performed all other obligations required under this Agreement for Mechanical Completion.

1.44	“QA/QC Plan” has the meaning set forth in Paragraph 7.1.

1.45	“Party” or “Parties” has the meaning set forth in the introductory paragraph of the Signature Document.

1.46	“Paragraph” means a paragraph in the Schedule in which it appears, unless otherwise indicated.

1.47	“Preparation and Material Receipt Commencement Date” has the meaning set forth in Paragraph 6.1.1.

1.48	“Project” means the whole of the Work to be performed by Willbros in respect of the pipeline and in accordance with this Agreement, including the construction, testing, and commissioning of the 16-mile, 42-inch pipeline and related facilities, including an inlet monitor regulator station, a pig launcher, a 30-inch side tap, a 42-inch side tap, two- 42-inch mainline valves, and all other appropriate valves and appurtenances, to be constructed from the Cheniere liquefied natural gas terminal to a pipeline interconnect at Johnson’s Bayou, all located entirely in Cameron Parish, Louisiana; for purposes of clarification, the Project does not include the NGPL Meter Station and the Cameron Meadows Meter Station being developed by Cheniere.

1.49

“Project Completion” means the date when all Work and all other obligations under this Agreement are fully and completely performed in accordance with the terms of this Agreement, including: (a) the successful achievement of Mechanical Completion of all systems for the Project; (b) the successful achievement of Start-up of all systems for the

Project; (c) delivery by Willbros of all documentation required to be delivered under this Agreement, including any Work Product, Cheniere’s Confidential Information and other documentation; (d) delivery by Willbros to Cheniere of fully executed Final Lien and Claim Waivers in the form of Attachment X – Part 2; (e) removal from the Work Site of all of Willbros Personnel, supplies, waste, materials, rubbish and temporary facilities and restoration of the Work Site to its natural conditions in accordance with this Agreement, Applicable Law and Applicable Codes and Standards or any other requirements of any Governing Authority; (f) delivery by Willbros to Cheniere of a Project Completion Certificate in the form of Attachment IV, which Cheniere has accepted by signing such certificate; (g) delivery by Willbros to Cheniere of evidence acceptable to Cheniere that all Subcontractors and Vendors have been fully and finally paid, including fully executed Final Lien and Claim Waivers from all Subcontractors and Major Vendors in the form of Attachment X – Part 4; (h) Willbros has completed all Exception Items in accordance with Paragraph 8.3; and (i) performance of all other obligations required by this Agreement for Project Completion.

1.50	“Project Schedule” means the dates for performance of the Work set forth in Schedule “F”, including the Preparation and Material Receipt Commencement Date, the Scheduled Mechanical Completion Date and the Construction Commencement Date.

1.51	“Receiving Party” has the meaning set forth in Paragraph 13.8.

1.52	“Schedule of Values” has the meaning set forth in Paragraph 5.4.13.

1.53	“Scheduled Mechanical Completion Date” means the date set forth in Paragraph 6.1.3.

1.54	“Shared Savings” has the meaning set forth in Attachment I of the Letter Agreement.

1.55	“Signature Document” means the cover document to which all Schedules of the Agreement are attached thereto and which contains the signature page for which the Parties have signed in order to be bound by this Agreement.

1.56	“Specifications” means those items and requirements governing the performance and standards of the Work as set forth in this Agreement, including the FERC Certificate and those standard engineering and construction specifications developed by Willbros in accordance with Paragraph 2 and approved by Cheniere and as set forth or incorporated by reference in Schedule “D”.

1.57	“Start-up” means that all of the following has occurred: (a) the successful achievement of Mechanical Completion of all systems for the Project; (b) Cheniere has purged the Project with either natural gas or nitrogen with assistance and support from Willbros as requested; (c) delivery by Willbros to Cheniere of a Start-up Certificate in the form of Attachment V, which Cheniere has accepted by signing such certificate; (d) Willbros has completed all Exception Items in accordance with Paragraph 8.2; and (e) performance of all other obligations required by this Agreement for Start-up.

1.58	“Subcontractor” means any person or entity (other than a Vendor), of any tier, who performs any portion of the Work or otherwise furnishes labor, materials, supplies or equipment which are a portion of the Work or in connection with the Work and who is not a direct full-time employee of Willbros. The term “Subcontractor” may be referred to throughout the Agreement as if singular in number and means a Subcontractor or an authorized representative of Subcontractor.

1.59	“Taxes” has the meaning set forth in Paragraph 5.4.2.

1.60	“Vendor” means any person or entity, including a Major Vendor, (other than a Subcontractor), of any tier, including materialmen and equipment suppliers or renters, who, sells or supplies materials, supplies or equipment which are to be incorporated into the Work or used in connection with the Work and who is not a direct full-time employee of Willbros. The term “Vendor” may be referred to throughout the Agreement as if singular in number and means a Vendor or an authorized representative of a Vendor.

1.61	“Warranty” has the meaning set forth in Paragraph 12.1.

1.62	“Willbros” has the meaning set forth in the introductory paragraph of the Signature Document.

1.63	“Willbros Authorized Representative” means Mike Reifel, the person hereby authorized by Willbros to act on its behalf on all matters pertaining to the Agreement, and whose actions shall be binding upon Willbros.

1.64	“Willbros’ Confidential Information” has the meaning set forth in Paragraph 13.7.

1.65	“Willbros Equipment” means all machinery, apparatus, equipment, materials, tools, temporary facilities and other items previously owned by Willbros or rented for the purposes of this Project and utilized by Willbros to perform the Work but not forming a part of the Project, including also that of its Subcontractors and Vendors at whatever tier.

1.66	“Willbros’ Intellectual Property” has the meaning set forth in Paragraph 13.4.

1.67	“Willbros Management Fee” means Willbros’ lump sum fee for overhead, profit and indirect job risk which is set forth in the Schedule of Values.

1.68	“Willbros Personnel” means all labor, supervisory and other personnel utilized by Willbros to perform the Work, including also those of its Subcontractors and Vendors at whatever tier.

1.69	“Willbros Group” means the owners and affiliated companies of Willbros Engineers, Inc., and their respective officers, directors, employees, agents, representatives, Subcontractors, and Vendors.

1.70	“Willbros RPI, Inc.” means the Willbros Group affiliated construction company headquartered in Houston, Texas that may be a Subcontractor to Willbros Engineers, Inc. on this Project.

1.71	“Work” means all the work, services, duties, responsibilities and other undertakings to be performed by Willbros, its Subcontractors or its Vendors as described in this Agreement, including that set forth in Schedule “B” and Paragraphs 2, 3 and 4.

1.72	“Work Plan” means the plan described in Paragraph 6.2 and formulated pursuant to Schedule “B” and Schedule “F” of the Agreement.

1.73	“Work Product” has the meaning set forth in Paragraph 13.3.

1.74	“Work Site” means the location on which the Project shall be located which is identified in more detail in Attachment I of Schedule “B”.

2. WILLBROS’ OBLIGATIONS

Subject to Paragraph 5 and in close cooperation and coordination with Cheniere, and subject to the terms and conditions of the Agreement, Willbros shall perform the Work in accordance with good engineering and construction practices, Applicable Law, Applicable Codes and Standards, the Specifications and all other provisions of this Agreement. Willbros accepts the relationship of trust and confidence established by this Agreement and covenants with Cheniere to exercise its skill and judgment in furthering the interests of Cheniere. Without limiting the generality of the foregoing or the requirements of any other provisions of this Agreement, Willbros shall:

2.1	Engineering, Procurement and Construction Management: Perform the Project management, engineering, procurement, construction and construction management for the Project as described in this Agreement, including in detail at Schedule “B” and the Specifications set forth in Schedule “D”;

2.2	Manpower and Equipment: Provide Willbros Equipment and Willbros Personnel, including Subcontractors and Vendors, as set forth in more detail in Paragraph 3;

2.3	Compliance: Perform the Work in compliance with the requirements of and provide assistance and documentation to Cheniere as reasonably requested by Cheniere in connection with those approvals, permits, licenses, and/or other authorizations obtained by Cheniere in accordance with Paragraph 5.1;

2.4

Health, Safety and Environmental Performance: Perform the Work in a safe, physically secure and environmentally sound manner and otherwise in compliance with Cheniere’s health, safety and environmental policies, which are attached hereto as Attachment IX. Cheniere’s provision of such health, safety and environmental policies shall not in any way relieve Willbros of its responsibility regarding safety, health or the environment, and Cheniere, in providing such policies, assumes no liability for the policies;

2.5	Authorized Representative: Appoint one (1) or more Willbros Authorized Representative for the duration of the Work;

2.6	Timeliness and Manner of Performance: Perform all Work in a timely, complete and workmanlike manner in accordance with this Agreement;

2.7	Drawings and Specifications: Prepare, for Cheniere’s review and approval in accordance with Paragraph 2.8, all necessary Drawings and Specifications for the Project in accordance with the Applicable Codes and Standards, Applicable Law, Schedule “B”, Schedule “D” and all other requirements within this Agreement; and

2.8	Review and Approval of Drawings and Specifications:

2.8.1	Over the Shoulder Review: During the development of the Drawings and Specifications, provide Cheniere with the opportunity to perform “over-the-shoulder” reviews of the design and engineering in progress. Such reviews may be conducted at Willbros’ office located in Tulsa, Oklahoma, at any of its Subcontractors’ offices or remotely by electronic internet access. The reviews may be of progress prints, computer images, draft documents, working calculations, draft specifications or reports, Drawings, Specifications or other design documents determined by Cheniere.

2.8.2	Submission by Willbros: Submit copies of the Drawings and Specifications to Cheniere for formal review, comment, disapproval and approval in accordance with this Paragraph 2.

2.8.3	Review Periods and Cheniere’s Approval: Allow Cheniere up to fifteen (15) days from Cheniere’s receipt of the Drawings and Specifications submitted in accordance with Paragraph 2.8.2 to issue written comments, proposed changes and/or written approvals or disapprovals of the submission of such Drawings and Specifications to Cheniere.

(i)	If Cheniere does not issue any comments, proposed changes or written approvals or disapprovals within such time period, Willbros may proceed with the development of such Drawings and Specifications and any construction or procurement relating thereto, but Cheniere’s lack of comments, approval or disapproval shall in no event constitute an approval of the matters received by Cheniere.

(ii)

In the event that Cheniere disapproves the Drawings or Specifications, Cheniere shall provide Willbros with a written statement of the reasons for such rejection within the time period required for Cheniere’s response for disapproval of the Drawings or Specifications. Willbros shall provide Cheniere with revised and corrected Drawings or Specifications as soon as possible thereafter and Cheniere’s rights with respect to the issuing of comments, proposed changes or approvals or disapprovals of such revised and corrected Drawings or Specifications are governed by the procedures specified in this Paragraph 2.8.3; provided that Willbros shall not be entitled to any extensions of time to the Project Schedule, the Preparation and Material Receipt Commencement Date, the Construction Commencement Date, the Scheduled Mechanical Completion Date, or an adjustment to the Guaranteed Maximum Price.

(iii)	Upon Cheniere’s written approval of the Drawings and Specifications, such Drawings and Specifications shall be the Drawings and Specifications that Willbros shall use to construct the Work; provided that Cheniere’s review or approval of any Drawings or Specifications shall not in any way be deemed to limit or in any way alter Willbros’ responsibility to perform and complete the Work in strict accordance with the requirements of this Agreement, and in the event that there is a discrepancy, difference or ambiguity between the terms of this Agreement and any Drawings or Specifications, the Agreement shall control. Due to the limited time under this Agreement for Cheniere’s review of the Drawings and Specifications, Willbros’ or its Subcontractors’ or Vendors’ expertise in the Work and Cheniere’s reliance on Willbros to prepare accurate and complete Drawings and Specifications, Willbros recognizes and agrees that Cheniere is not required or expected to make detailed reviews of the Drawings and Specifications, but instead Cheniere’s review of the Drawings or Specifications may be of only a general, cursory nature. Accordingly, any reviews or approvals given by Cheniere under this Agreement with respect to any Drawings or Specifications shall not in any way be, or deemed to be, an approval of any Work or Drawings or Specifications not meeting the requirements of this Agreement, as Willbros has the sole responsibility for performing the Work in accordance with the requirements of this Agreement.

2.9

Audit Rights: During the term of this Agreement and for a period of three (3) years after the earlier of Project Completion or termination of this Agreement, retain full and detailed books, construction logs, Drawings, Specifications, Change Orders, records, daily reports, accounts, payroll records, receipts, statements, electronic files (including schedules, e-mails and CAD), correspondence, subcontracts and other documents of Willbros, its affiliated companies or their respective Subcontractors and Vendors, which in any way: (a) pertain to the Agreement, including any such documents related to the Work; or (b) relate to costs, compensation for changes in the Work, or claims of any type by Willbros or its Subcontractors or Vendors (“Books and Records”). Upon five (5) days’ written notice, Cheniere or any of its representatives shall have the right to audit such Books and Records during such three (3) year period, provided, however, such parties shall not have the right to audit or have audited Books and Records in connection with the internal composition of any compensation that is fixed in amount hereunder such as the composition of unit rates or hourly rates. When requested by Cheniere, Willbros shall provide the auditors with reasonable access to all such Books and Records, and Willbros Personnel shall cooperate with the auditors to effectuate any audit hereunder. The auditors shall have the right to copy all such Books and Records. Willbros shall include audit provisions identical to this Paragraph 2.9 in all subcontracts and purchase orders with Subcontractors and Vendors. Willbros shall maintain all Books and Records in accordance with generally accepted accounting principles applicable in the United States. Willbros will not charge for any costs incurred by it in assisting Cheniere with audits performed pursuant to this Paragraph 2.9. Willbros obligations under this Paragraph 2.9 shall survive the termination of this Agreement.

3. WILLBROS PERSONNEL AND EQUIPMENT

3.1	Key Personnel: Willbros Personnel shall be provided in sufficient numbers, and shall be competent and fully qualified to execute the Work. Willbros shall submit to Cheniere’s Authorized Representative an updated organization chart of key Project personnel from Willbros’ or its Subcontractors’ or Vendors’ organization (“Key Personnel” or “Key Persons”) who shall be assigned to the Work, such organization chart to be in the form of and attached as Attachment VIII. Key Personnel shall, unless otherwise expressly stated in such organization chart, be devoted full-time to the Work for the entire duration of the Project, and Key Personnel shall not be removed or reassigned without Cheniere’s prior written approval. Cheniere shall have the right, but not the obligation, at any time to request that Willbros replace any Key Person with another employee acceptable to Cheniere. In such event, Willbros shall replace such Key Person without additional expense to Cheniere.

3.2	Willbros Equipment: Willbros Equipment shall be suitable for the performance of the Work, in good repair and otherwise comply with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Willbros shall be responsible for repair, damage to or destruction or loss of, from any cause whatsoever, all Willbros Equipment. Willbros shall require that all insurance policies (including policies of Willbros and all Subcontractors and Vendors) in any way relating to such Willbros Equipment include clauses stating that each underwriter will waive all rights of recovery, under subrogation or otherwise, against the Cheniere Group.

3.3

Subcontractors and Vendors: Cheniere acknowledges and agrees that Willbros intends to have portions of the Work accomplished by Subcontractors or Vendors pursuant to written subcontracts or purchase orders between Willbros and such Subcontractors and Vendors, and that such Subcontractors and Vendors may have certain portions of the Work performed by lower tier subcontractors or vendors. All Subcontractors and Vendors shall be reputable, qualified firms with an established record of successful performance in their respective trades performing identical or substantially similar work. All contracts with Subcontractors and Vendors shall be consistent with the terms or provisions of this Agreement. No Subcontractor or Vendor is intended to be or shall be deemed a third party beneficiary of this Agreement. Willbros shall be fully responsible to Cheniere for the acts or omissions of Subcontractors and Vendors and of persons directly or indirectly employed by either of them, as Willbros is for the acts or omissions of persons directly employed by Willbros. The Work of any Subcontractor or Vendor shall be subject to inspection by Cheniere to the same extent as the Work of Willbros. Nothing contained herein shall (i) create any contractual relationship between any Subcontractor or Vendor and Cheniere, or (ii) obligate Cheniere to pay or cause the payment of any amounts to any Subcontractor or Vendor. Willbros shall, within thirty (30) days prior to the selection of any Subcontractor or Vendor, notify Cheniere in writing of the selection of such Subcontractor or Vendor and inform Cheniere generally what portion of the Work such Subcontractor or Vendor is performing.

3.4	Bidding of Subcontracts and Purchase Orders: As part of Willbros’ performance of the Work on an “open book basis”, Willbros shall provide all necessary services related to the bidding of subcontracts and purchase orders for the construction and procurement components of the Work, including the following: (a) preparing lists of prospective bidders for review by Cheniere; (b) preparing appropriate bid documents, including proposed forms of subcontract and purchase orders; (c) establishing bid schedules; (d) advertising for bids and developing bidder interest; (e) furnishing information concerning the Project to prospective bidders; (f) conducting pre-bid conferences; (g) receiving bids, as described below, and analyzing bids and making recommendations to Cheniere regarding bid awards; (h) investigating the acceptability and responsibility of lower-tiered Subcontractors and Vendors proposed by any Subcontractor or Vendor and advising Cheniere of such evaluations; (i) negotiating with Subcontractors and Vendors concerning any matter related to the Project; and (j) providing such other services required by Cheniere with respect to the bidding process. Willbros shall require bidders to submit their sealed bids directly to Willbros, and Willbros shall forward copies of such bids to Cheniere. Willbros shall require bidders for the construction component of the Work to submit their sealed bids directly to Cheniere and copies of such bids to Willbros. The receipt of the proposed bidders list by Cheniere shall not require Cheniere to investigate the qualifications of prospective bidders, nor shall it waive the right of Cheniere to later object to or reject any proposed Subcontractors or Vendors.

3.5	Cheniere Approval of Subcontractors and Vendors:

3.5.1	Approved Subcontractors and Vendors List: Attachment VII sets forth a list of Subcontractors and Vendors that Willbros and Cheniere have agreed are approved Subcontractors and Vendors for the performance of that stated portion of the Work specified in Attachment VII. Approval by Cheniere of any Subcontractors or Vendors does not relieve Willbros of any responsibilities under this Agreement. Unless Cheniere otherwise approves, each prospective bidder list shall contain at least three (3) Subcontractors or Vendors from the Approved Subcontractors and Vendors List in Attachment VII.

3.5.2	Additional Proposed Subcontractors and Vendors: In the event that Willbros is considering the selection of a Subcontractor or Vendor not listed on Attachment VII, Willbros shall (i) notify Cheniere of its proposed Subcontractor or Vendor as soon as possible during the selection process, including clearly identifying such proposed Subcontractor or Vendor on the list of prospective bidders provided in accordance with Paragraph 3.4, and furnish to Cheniere all information reasonably requested by Cheniere with respect to Willbros’ selection criteria, and (ii) notify Cheniere no less than seven (7) business days prior to the execution of a subcontract or purchase order with a Subcontractor or Vendor not listed on Attachment VII. Cheniere shall have the discretion, not to be unreasonably exercised, to reject any proposed Subcontractor or Vendor not listed on Attachment VII at any time. Willbros shall not enter into any subcontract or purchase order with a proposed Subcontractor or Vendor that is rejected by Cheniere in accordance with the preceding sentence. Cheniere shall undertake in good faith to review the information provided by Willbros with respect to such proposed Subcontractor or Vendor expeditiously and shall notify Willbros of its decision to accept or reject a proposed Subcontractor or Vendor as soon as practicable after such decision is made. Failure of Cheniere to accept a proposed Subcontractor or Vendor within seven (7) business days shall be deemed to be a rejection of such Subcontractor or Vendor.

4. WORK SITE RESPONSIBILITIES

4.1	Land Acquisition Plan: Willbros shall provide reasonable assistance to Cheniere, as requested by Cheniere in writing, in finalizing Cheniere’s land acquisition plan as necessary to permit land activities for the Project to proceed in accordance with the FERC Certificate and in accordance with Paragraph 5.2. Such plan may include required rights of way, access roads, materials and equipment storage facilities, office sites, vehicle parking areas, temporary electrical supply locations and trash collection areas, including proposed locations for each.

4.2	Provision of Facilities: Willbros shall provide warehousing, offices, storage and related utilities in accordance with the terms of this Agreement and the FERC Certificate for Willbros Equipment and such other materials and equipment to be incorporated into the Work.

4.3	Maintenance of Work Sites: Willbros shall, to Cheniere’s satisfaction, at all times keep the Work Site free from all waste materials or rubbish caused by the activities of Willbros or any of its Subcontractors or Vendors. Without limitation of the foregoing or limiting Willbros’ obligations, Willbros shall clean up all such waste materials or rubbish at Cheniere’s request with reasonable notice.

4.4

Compliance with Real Property Interests and Other Work Site Restrictions: Willbros shall, in the performance of the Work, comply, and cause all Subcontractors and Vendors to comply, with any agreement governing any easement, lease, right-of-way or other property interests that affect or govern the Work Site or any other real property used for the purposes of completing the Work, including any line list, insurance or indemnification restrictions or obligations therein, to the extent such easement, lease, right-of-way or other property interests relate to the performance of the Work (but only to the extent that such indemnification restrictions and obligations are consistent with Willbros indemnification obligations agreed to herein). In addition, Willbros shall comply with any one-call requirements imposed by Applicable Law (including local law) and coordinate with owners or operators of all third-party utilities, including those crossed by the Project or otherwise situated within the Work Site or affected by the Work. Cheniere shall provide Willbros with copies of all relevant portions of the agreements governing such easement, lease, right-of-way, and other property interests to the extent that such agreements impose restrictions or obligations on Willbros pursuant to this Paragraph 4.4. To the extent that such agreements require Willbros to procure insurance in addition to or in amounts in excess of that insurance required by this Agreement, the Willbros shall be entitled a Change Order increasing the Guaranteed Maximum Price to cover the cost of such additional insurance.

4.5	Coordination of Work: Willbros acknowledges that Cheniere and other consultants and contractors may be working at the Work Site during the performance of this Agreement and the Work or use of certain facilities may be interfered with as a result of such concurrent activities, and Willbros agrees to coordinate the performance of the Work with Cheniere and such other consultants and contractors performing work at the Work Site so as not to materially interfere with Cheniere or its other consultants or subcontractors performing work at the Work Site.

5. CHENIERE’S OBLIGATIONS

In close cooperation and coordination with Willbros, and subject to the terms and conditions of the Agreement, Cheniere shall:

5.1	Licenses and Permits: Provide, or cause to be provided, all approvals, permits, licenses (other than Willbros’ or its Subcontractors’ or Vendors’ operating and professional licenses, including road bonding) and/or other authorizations necessary for the Project from any Governing Authority, including the FERC Certificate and all environmental agencies.

5.2	Work Site Access: Secure legal and reasonable access to the Work Site, in accordance with the FERC Certificate, as necessary to permit Willbros to commence Work in accordance with this Agreement by obtaining the rights of way, pipe yards, ware yards, and all other land rights or property interests necessary for the Work, all in accordance with Cheniere’s land acquisition plan.

5.3

Cheniere Provided Items: Cheniere shall provide: (i) hydrostatic test water; (ii) natural gas or nitrogen and personnel to determine the achievement of Start-up in accordance with Paragraphs 1.57 and 8.2; and (iii) environmental inspection services during construction Work. In addition, Cheniere shall provide to Willbros the following preliminary drawings which shall be updated by Willbros in accordance with this Agreement: (y) preliminary drawings submitted to FERC, indicated by drawing numbers CH-5763-D-1103 (Sheets 1 to 6), Rev. 0 and titled “Proposed 42-inch Natural Gas Pipeline, Sabine Pass Pipeline Project, FERC Alignment Sheet,” and (z) preliminary alignment drawings, indicated by drawing numbers CH-5763D-1101 to 1115, Rev. 1 and titled “Cheniere, Sabine to Johnson’s Bayou, Cameron Parish, Louisiana.”

5.4	Payment: Remunerate Willbros as required by the Agreement.

5.4.1	Contract Amount: Subject to additions and deductions by Change Order, Cheniere shall pay Willbros for performance of the Work to be performed by Willbros for the Project as described in this Agreement and Schedule “B”, the “Contract Amount” consisting of (i) the Cost of the Work, (ii) the Willbros Management Fee, (iii) Contingency Costs, and (iv) Louisiana sales and use taxes applicable to permanent materials and equipment to be incorporated into the Project. The “Cost of the Work” shall mean those costs necessarily incurred by Willbros in good faith in the proper performance of the Work.

5.4.2

Taxes: The Guaranteed Maximum Price includes any and all taxes, assessments, levies, duties, fees, charges and withholding of any kind or nature whatsoever and howsoever described, including value-added, sales and use taxes (except as indicated herein), gross receipts, license, payroll, environmental, profits, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activities taxes, levies, duties, fees charges, imposts and withholding, together with any and all penalties, interests and additions thereto in any way related to the Work (collectively, “Taxes”), but not including Louisiana sales and use taxes applicable to permanent materials and equipment to be incorporated into the Project, the cost of which is not subject to the Guaranteed Maximum Price. With each invoice that requests reimbursement for Louisiana sales and use taxes applicable to permanent materials and equipment to be incorporated into the Project, Willbros shall separately list in the invoice such Louisiana sales and use taxes. Subject to the other provisions of this Agreement, Cheniere shall remit to Willbros the payment of such Louisiana sales and use taxes within the time allowed for payment of invoices under this Agreement. Willbros shall be responsible for paying to the applicable Governing Authority all Taxes and Louisiana sales and use taxes applicable to permanent materials and equipment to be incorporated into the Project owed under Applicable Law with respect to the Work. IF AND TO THE EXTENT CHENIERE HAS PAID TO WILLBROS THE APPLICABLE TAXES AND LOUISIANA SALES AND USE TAXES APPLICABLE TO PERMANENT MATERIALS AND EQUIPMENT TO BE INCORPORATED INTO THE PROJECT REQUIRED UNDER THIS PARAGRAPH, WILLBROS SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE CHENIERE GROUP FROM AND AGAINST ANY CLAIMS

BY ANY GOVERNING AUTHORITY FOR THE NON-PAYMENT OF SUCH TAXES AND SUCH LOUISIANA SALES AND USE TAXES.

5.4.3	Invoicing: Willbros shall submit invoices to Cheniere as follows:

(i)	twice per month for Project management, engineering and drafting, procurement services, and construction management services performed during the previous invoicing period. Charges shall be accumulated and invoiced on a rate reimbursable basis reflecting man-hours expended as described in Paragraph 1.2 of Attachment I to the Letter Agreement;

(ii)	for permanent materials as set forth in Paragraph 1.3 of Attachment I to the Letter Agreement;

(iii)	for the construction component of the Work as set forth in Paragraph 1.4 of Attachment I to the Letter Agreement;

(iv)	for the Willbros Management Fee properly allocable to the completed Work. The Willbros Management Fee allocable to the completed Work shall be determined by multiplying the percentage completion of the Work by the total amount of the Willbros Management Fee payable to Willbros for the Project; and

(v)	for Willbros’ portion of any Shared Savings upon Project Completion.

5.4.4	Invoice Format: Invoices shall be complete with sufficient detail and itemized to facilitate Cheniere’s confirmation and approval. Willbros’ invoices shall be in a format and supported by such documentation as required by Cheniere. Without limitation of the foregoing, Willbros shall, with each invoice, submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by Cheniere to demonstrate that cash disbursements already made by Willbros on account of the Cost of the Work equal or exceed (i) progress payments already received by Willbros; less (ii) that portion of those payments attributable to the Willbros Management Fee; plus (iii) payrolls for the period covered by the present invoice. Invoices shall show the percentage of completion of each portion of the Work as of the end of the period covered by the invoice. The percentage of completion shall be the lesser of: (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by Willbros on account of that portion of the Work for which Willbros has made or intends to make actual payment prior to the next invoice by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the Schedule of Values.

5.4.5	Payment Terms: Cheniere shall pay Willbros all undisputed amounts due hereunder within fifteen (15) days after receipt of a complete and accurate invoice for Work that is satisfactorily completed during that period.

5.4.6	Lien and Claim Waivers: Each progress invoice shall be accompanied by a fully executed Willbros’ Interim Lien and Claim Waiver in the form of Attachment X – Part 1, a fully executed Interim Lien and Claim Waiver in the form of Attachment X – Part 3 for each Subcontractor and Major Vendor, and such other evidence satisfactory to Cheniere to ensure that all amounts owed in connection with performance of this Agreement, including amounts owed to all Subcontractors and Vendors, have been paid. Waivers of liens and claims, however, will not be required from Subcontractors or Vendors until they have performed Work or furnished materials or equipment, and Willbros, Subcontractors and Major Vendors will be required to submit waivers of liens and claims only if they have performed Work or furnished materials or equipment not covered by a previous waiver. Receipt of all Interim Lien and Claim Waivers under this Paragraph 5.4.6 or all Final Lien and Claim Waivers required to meet the requirements of Paragraph 1.49, as applicable, is a condition precedent to payment of any amounts under an invoice.

5.4.7	Final Invoice: Prior to submission of a final invoice, Willbros shall perform an audit to determine the total Cost of the Work for the Project. Such audit shall also take into consideration Contingency Costs expended and the Willbros Management Fee in order to calculate the Actual Contract Amount in accordance with Paragraph 2.2 of Attachment I to the Letter Agreement. Willbros shall provide a copy of such audit report to Cheniere upon submission of Willbros’ final invoice. Cheniere’s accountants will review and report in writing on Willbros final audit within thirty (30) days after delivery thereof by Willbros. If Cheniere’s accountants report the Cost of the Work and Contingency Costs as substantiated by Willbros final audit to be less than claimed by Willbros, and Willbros disagrees with Cheniere’s accountants reporting of the Cost of the Work and Contingency Costs, Willbros has the right, within seven (7) days of its receipt of the Cheniere’s accountants’ report, to submit the Dispute for resolution in accordance with Paragraph 14. If Willbros fails to submit the Dispute within such seven (7) day period, Willbros shall be deemed to have agreed with Cheniere’s accountants report on the Cost of the Work and Contingency Costs. Final payment shall not be made until resolution of a Dispute under this Paragraph 5.4.7.

5.4.8

Unperformed Obligations: Project Completion and payments made hereunder shall not in any way release Willbros or any surety of Willbros or its Subcontractors from any unperformed obligations of the Agreement, including Warranties, compliance with the Agreement, liabilities for which insurance is required or any other responsibility of Willbros, including the payment of any and all fines and penalties assessed as a result of Willbros’ failure to comply with Applicable Law or Applicable Codes and Standards.

5.4.9	Withholding: In addition to retainage and amounts withheld that are in dispute, Cheniere may, in addition to any other rights at law, in equity or under this Agreement, withhold amounts otherwise due by Cheniere to Willbros without payment of interest on account of: (a) Defective Work not remedied by Willbros in accordance with Paragraph 12; (b) the filing of claims or liens or evidence indicating the probable filing of claims or liens against Cheniere, the Project or the Work; (c) failure of Willbros to pay amounts when due for labor, services or material used by Willbros in performing the Work or amounts due to Subcontractors or Vendors as required in their respective subcontracts and purchase orders; (d) the assessment of any fines or penalties against Cheniere as a result of Willbros’ failure to comply with Applicable Law or Applicable Codes and Standards; or (e) any other circumstance permitted under this Agreement. If and when the cause, or causes, for withholding any such payment shall be remedied or removed and satisfactory evidence of such remedy or removal has been presented to Cheniere, the payments withheld shall be made to Willbros in the next invoice and if the final invoice has been paid, within thirty (30) days of such remedy or removal.

5.4.10	Payment Account Number: Payments to Willbros under this Agreement shall be made by wire transfer to:

Southwest Bank of Texas

Houston, Texas

ABA#: 113-011-258

Beneficiary: Willbros USA, Inc.

Account Number: 127736

5.4.11	Address for Invoicing: Willbros shall submit invoices for payment to:

Cheniere Sabine Pass Pipeline

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Telephone:         (713) 659-1361

E Mail               abartz@cheniere.com

Facsimile:         (713) 659-5459

Attention:         Mr. Allan Bartz

Or such other addressee and location as Cheniere may direct in writing.

5.4.12	Payment of Shared Savings: Willbros shall be paid its share of the Shared Savings within thirty (30) days of settlement and verification thereof by the

Parties following Cheniere’s receipt of a final invoice and accounting report from Willbros in accordance with Paragraphs 5.4.4 and 5.4.7.

5.4.13	Schedule of Values: Attachment IV of the Letter Agreement sets forth the schedule of values allocating the entire Guaranteed Maximum Price among the various portions of the Work as of the Effective Date of the Agreement (“Schedule of Values”) to be used as a basis for reviewing the invoices. Willbros shall periodically, upon award of various components of the Work to Subcontractors and Vendors, submit to Cheniere for Cheniere’s written approval an updated Schedule of Values allocating the entire Guaranteed Maximum Price among the various portions of the Work, except that the Willbros Management Fee shall be shown as a separate line item. The updated Schedule of Values shall be prepared in such form and supported by such data to substantiate its accuracy as Cheniere may require. Each Cheniere-approved, updated Schedule of Values shall be incorporated into this Agreement by Change Order.

6. WORK PLAN AND REPORTS

6.1	Time for Performance: Willbros shall commence performance of the Work upon the Effective Date and shall perform the Work in accordance with the Project Schedule set forth in this Paragraph 6 and in Schedule “F”. TIME IS OF THE ESSENCE with respect to Willbros’ performance of the Work. Willbros may not commence a portion of the Work prior to the relevant commencement date, if any, listed below:

6.1.1	Willbros shall commence Work related to ware yard preparation and material receipt at the Work Site no earlier than January 01, 2007 (“Preparation and Material Receipt Commencement Date”). The Preparation and Material Receipt Commencement Date shall only be adjusted by Change Order as provided under this Agreement.

6.1.2	Willbros shall commence Work related to the construction of the Project at the Work Site no earlier than April 01, 2007 (“Construction Commencement Date”). The Construction Commencement Date shall only be adjusted by Change Order as provided under this Agreement.

6.1.3	Willbros shall achieve Mechanical Completion of the Project no later than September 30, 2007 (“Scheduled Mechanical Completion Date”) based on an April 1, 2007, release for construction. The Scheduled Mechanical Completion Date shall only be adjusted by Change Order as provided under this Agreement.

6.2

Work Plan: On or before February 28, 2006, Willbros shall prepare and submit to Cheniere’s Authorized Representative for review and written approval, a detailed critical path method schedule in a format approved by Cheniere (“Work Plan”). The Work Plan shall be based on and consistent with the Project Schedule, including the Preparation and Material Receipt Commencement Date, the Construction Commencement Date and the

Scheduled Mechanical Completion Date, shall show the method and order in which Willbros shall perform the Work, its subcontracting plan, and any other information that Cheniere may consider useful. The Work Plan shall represent Willbros’ best judgment as to how it shall achieve Mechanical Completion by the Scheduled Mechanical Completion Date, and shall be a detailed graphic representation of all significant aspects of the Work showing Willbros’ plans for performance of the Work. Without limitation of the foregoing, the Work Plan shall include separate activities for each portion of the Work, show the duration, early/late start dates, early/late finish dates and available float for each activity, show activity number, activity description and responsible Subcontractor or Vendor, and show an uninterrupted critical path from commencement of the Work through Project Completion.

6.3	Updated Work Plan: The Work Plan shall be used as the basis for progress reporting, schedule control and schedule forecasting. As reasonably requested by Cheniere, Willbros shall revise the Work Plan to include the effect of Change Orders and Amendments and to reflect actual Work in progress as agreed with Cheniere, provided, however, Willbros may not modify the Preparation and Material Receipt Commencement Date, the Construction Commencement Date or the Scheduled Mechanical Completion Date without a Change Order being executed in accordance with this Agreement. Each updated Work Plan shall provide the same details and form as required of the Work Plan. Willbros shall prepare schedule and cash flow forecasts on a monthly basis or as requested by Cheniere that reasonably predict the date for Mechanical Completion of the Project. Willbros shall notify Cheniere of any anticipated or actual slippage in the performance of the Work as compared to the Work Plan. Willbros shall provide to Cheniere weekly reports, monthly summaries of such reports, and upon request, all other relevant information concerning any circumstance or condition affecting the Work.

6.4	Progress Meetings: Work progress meetings between Authorized Representatives shall be held monthly between Cheniere and Willbros.

6.5

Recovery: If Willbros is responsible for any delays in the time and/or sequence of the performance of the Work that is on the critical path of the Work Plan, Willbros shall on its own initiative or at Cheniere’s written directive, employ such additional forces, obtain such additional equipment, employ such additional supervision, pay such additional overtime wages, and use such priority freight as may be required to bring the Work back on schedule. If Willbros’ progress is more than fourteen (14) days behind the critical path of the Work Plan, Cheniere may, without prejudice to any other remedies available to it under this Agreement, also require in writing that Willbros submit, within two (2) days of Cheniere’s written notice and for Cheniere’s approval, a recovery plan to Cheniere detailing Willbros’ proposal for bringing the Work back on schedule and that the sequence of the performance of the Work be changed. In no event shall such costs to bring the Work back on schedule cause the Guaranteed Maximum Price to be exceeded. This Paragraph 6.5 shall not be construed to require that Cheniere give Willbros a written notice to perform any of the acts listed herein, and the Parties agree that Cheniere’s failure to give such written notice to Willbros shall not in any way relieve Willbros of its obligation to perform the Work within the times set forth in the Project Schedule.

6.6	Acceleration: Even if the Work is otherwise in compliance with the Work Plan, Cheniere may, at any time, direct Willbros to accelerate the Work by, among other things, establishing additional shifts, paying or authorizing overtime or providing additional equipment. In the event of this directive, Cheniere’s sole liability to Willbros shall be to pay Willbros for any documented costs clearly and solely attributable to such acceleration. Such costs may include any shift differential, premium, or overtime payments to workers or field supervisors and other employees of Willbros dedicated to the Work on a full-time basis actually incurred over and above Willbros’ normal rates, overtime charges for equipment, amounts to account for lost efficiency of workers and other costs agreed upon by Cheniere and Willbros in writing. Any adjustment to the Guaranteed Maximum Price resulting from Cheniere’s directive to accelerate the Work shall be implemented by Change Order.

7. INSPECTION AND TESTING

7.1	QA/QC Plan: On or before March 31, 2006, Willbros shall submit to Cheniere’s Authorized Representative, for review and written approval thereof, a quality assurance and quality control plan for materials procurement and for construction (“QA/QC Plan”). Cheniere’s review and approval of the QA/QC Plan shall in no way relieve Willbros of its responsibility for performing the Work in compliance with this Agreement.

7.2	Willbros’ Inspection and Testing of Work: Willbros shall inspect and test the overall and component parts of the Work, including that of its Subcontractors or Vendors, to ensure conformity of such Work with Applicable Codes and Standards, and all other obligations within this Agreement.

7.3	Cheniere Inspection of Work: All Work shall be subject to inspection by Cheniere or its designee at all times and at Cheniere’s own expense, to determine whether the Work conforms to the requirements of this Agreement. Willbros shall furnish Cheniere with access to all locations where Work is in progress, including locations not on the Work Site such as locations from where equipment and material are being obtained, including pipe fabrication and coating and factory testing of mainline valves.

7.4

Correction of Work Prior to Start-up: If, in the judgment of Cheniere, any Work is Defective or any Work is determined to be Defective as a result of the testing and inspections performed pursuant to Paragraph 7.2, then Willbros shall, at its own expense, promptly correct such Defective Work, whether by repair, replacement or otherwise. Subject to Willbros’ right to pursue a Dispute under Paragraph 14, the decision of Cheniere shall be conclusive as to whether the Work is conforming or Defective, and Willbros shall comply with the instructions of Cheniere in all such matters while pursuing any such Dispute. If it is later determined that the Work was not Defective, then Cheniere shall reimburse Willbros for all costs incurred in connection with such repair or replacement and a Change Order shall be issued for such amount and shall address any impact the repair or replacement may have had on the Project Schedule. If Willbros fails, after a reasonable period of time not to exceed five (5) days, to repair or replace any Defective Work, or to commence to repair or replace any Defective Work and thereafter continue to proceed diligently to complete the same, then Cheniere may repair or replace such Defective Work and the expense thereof shall be paid by Willbros.

7.5	Notice to Cheniere and Cost of Disassembling: Willbros shall advise Cheniere’s Authorized Representative of tests to be witnessed sufficiently in advance to enable him or his designee to attend and witness such test at Cheniere’s expense. Willbros shall likewise advise Cheniere’s Authorized Representative in advance of any critical component of the Work to be closed or covered. If such action is taken by Willbros before an opportunity to inspect or witness has been provided to Cheniere, it must, if required by Cheniere, be opened or uncovered for inspection or witnessing and recovered at Willbros’ expense. The cost of disassembling, dismantling or making safe finished Work for the purpose of inspection, other than as set forth above, and reassembling such portions (and any delay associated therewith) shall be borne by Cheniere if such Work is found to conform with the requirements of this Agreement and by Willbros if such Work is found to be Defective.

7.6	No Obligation to Inspect: Cheniere’s right to conduct inspections under this Paragraph 7 shall not obligate Cheniere to do so. Neither the exercise of Cheniere of any such right, nor any failure on the part of Cheniere to discover or reject Defective Work shall be construed to imply an acceptance of such Defective Work or a waiver of such Defect.

8. COMPLETION AND START-UP

8.1	Mechanical Completion: Willbros shall comply with all requirements for Mechanical Completion, including as set forth in the definition of the term Mechanical Completion and elsewhere in this Agreement. When Willbros believes the Work is Mechanically Complete, Willbros shall certify to Cheniere in writing in the form of the Mechanical Completion Certificate attached hereto as Attachment III that all of the requirements for Mechanical Completion of the Work have occurred, including all documentation required to establish that the requirements for Mechanical Completion have been met. Within seven (7) days after receipt of such notice Cheniere shall inspect the Work and either accept the Work as being Mechanically Complete (which acceptance shall be evidenced by Cheniere’s signature on such Mechanical Completion Certificate), or specify the Exception Items which must be completed to achieve Mechanical Completion in a written notice to Willbros. Upon completion or correction of such Exception Items, Willbros shall so advise Cheniere. Within seven (7) days after receipt of such notice, Cheniere shall either accept the Work as being Mechanically Complete in the manner set forth above, or notify Willbros in writing of still unfinished or uncorrected Exception Items. If Exception Items remain unfinished or uncorrected, the foregoing procedure shall be repeated until the Work is Mechanically Complete.

8.2	Start-up: Willbros shall comply with all requirements needed to achieve Start-up, including as set forth in the definition of the term Start-up and elsewhere in this Agreement. When Willbros believes Start-up has been achieved, Willbros shall certify to Cheniere in writing in the form of the Start-up Certificate attached hereto as Attachment V that all of the requirements for achieving Start-up have occurred, including all documentation required to establish that the requirements for Start-up have been met. Within seven (7) days after receipt of such notice Cheniere shall inspect the Work and either accept the Work as having achieved Start-up (which acceptance shall be evidenced by Cheniere’s signature on such Start-up Certificate), or specify the Exception Items which must be completed to achieve Start-up in a written notice to Willbros. Upon completion or correction of such Exception Items, Willbros shall so advise Cheniere. Within seven (7) days after receipt of such notice, Cheniere shall either approve the Start-up of the Work in the manner set forth above, or notify Willbros in writing of still unfinished or uncorrected Exception Items. If Exception Items remain unfinished or uncorrected, the foregoing procedure shall be repeated until Start-up is achieved. Notwithstanding the foregoing, if Cheniere has not commenced the introduction of either natural gas or nitrogen in accordance with Paragraph 1.57 within thirty (30) days of achievement of Mechanical Completion, then Start-up shall be deemed achieved upon the expiration of such thirty (30) day period, provided that Willbros has fully satisfied all other requirements for Start-up.

8.3	Project Completion: Willbros shall comply with all requirements for Project Completion, including as set forth in the definition of the term Project Completion and elsewhere in this Agreement. When Willbros believes it has completed all obligations under this Agreement to achieve Project Completion, Willbros shall certify to Cheniere in writing in the form of the Project Completion Certificate as attached hereto as Attachment IV that all of the requirements for achieving Project Completion have occurred, including all documentation required to establish that the requirements of Project Completion have been met. Within seven (7) days after receipt of such notice Cheniere shall inspect the Work and either accept that Project Completion has been achieved (which acceptance shall be evidenced by Cheniere’s signature on such Project Completion Certificate), or specify the Exception Items which must be completed to achieve Project Completion in a written notice to Willbros. Upon completion or correction of such Exception Items, Willbros shall so advise Cheniere. Within seven (7) days after receipt of such notice, Cheniere shall either accept the Work as having achieved Project Completion in the manner set forth above, or notify Willbros in writing of still unfinished or uncorrected Exception Items. If Exception Items remain unfinished or uncorrected, the foregoing procedure shall be repeated until Project Completion is achieved.

8.4

No Waiver: No acceptance by Cheniere of any or all of the Work or any other obligations of Willbros under this Agreement, including acceptance of Mechanical Completion, Start-up or Project Completion, nor any payment made hereunder, whether an interim or final payment, shall in any way release Willbros or any surety of Willbros or its Subcontractors from any obligations or liability pursuant to this Agreement, including obligations with respect to unperformed obligations of this Agreement, obligations regarding any remediation or other Work required pursuant to Paragraph 12, correction of any Work that does not conform to the requirements of the Agreement or other Warranty obligations, and any liabilities for which insurance is required or any other responsibility of Willbros, including the payment of any and all fines and penalties assessed as a result of Willbros’ failure to comply with Applicable Law.

9. CHANGES

9.1	Change Orders Requested by Cheniere: At any time upon written notice to Willbros from Cheniere, and without notice to the sureties, if any, Cheniere may advise Willbros to make or agree with Willbros that there has been a Change to the Work, including the time and/or sequence of performance, or the conditions affecting the Work. All Work involved in a Change, as directed by a Change Order, shall be performed in accordance with the terms and conditions of the Agreement and shall not otherwise affect the existing rights or obligations of the Parties (except as may be expressly stated in a Change Order). Cheniere shall specify, in the Change Order, the amount and nature of Work to be done or omitted, the materials to be used and the equipment to be furnished. Willbros shall perform the Work as changed without delay.

9.2	Change Order Format: A Change in the Work shall be set forth in writing in a Change Order, using the form provided in Attachment VI, and signed by both Parties. Change Orders shall include the adjustment, if necessary, in the Preparation and Material Receipt Commencement Date, the Scheduled Mechanical Completion Date, Construction Commencement Date or the Guaranteed Maximum Price.

9.3	Change Orders Act as Accord and Satisfaction: The Parties agree that Change Orders executed by Cheniere and Willbros shall constitute a full and final settlement and accord and satisfaction of all effects of the Change upon any and all respects of this Agreement and the Work and shall compensate Willbros fully. Willbros expressly waives and releases any and all right to make a claim or demand or to take any action or proceeding for any other consequences arising out of, relating to, or resulting from the Change reflected in the Change Order, whether the consequences result directly or indirectly from the Change reflected in that Change Order.

9.4

Adjustment Only Through Change Order: Willbros shall not perform a Change of any kind, except as authorized in a Change Order. Adjustments to the Guaranteed Maximum Price, the Preparation and Material Receipt Commencement Date, the Construction Commencement Date or the Scheduled Mechanical Completion Date shall only be made by Change Order. No course of conduct or dealings between the Parties, nor express or implied acceptance of additions, deletions, suspensions or modifications to this Agreement, the Drawings or the Specifications, including any Work, and no claim that Cheniere has been unjustly enriched by any such addition, deletion, suspension or modification of this Agreement, the Drawings or the Specifications, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim for an adjustment in the Guaranteed Maximum Price, the Preparation and Material Receipt Commencement

Date, the Construction Commencement Date, the Scheduled Mechanical Completion Date or any other obligations of Willbros under this Agreement.

9.5	Change Orders Requested by Willbros: Willbros shall give written notice to Cheniere of any requests, claims or proposals for adjustments to the Work, the Guaranteed Maximum Price, the Preparation and Material Receipt Commencement Date, the Construction Commencement Date or the Scheduled Mechanical Completion Date for Changes directed by Cheniere or for circumstances otherwise permitted by this Agreement within the time frame and in accordance with Paragraph 14.1.

9.6	Change Order Compensation: The cost or credit to Cheniere resulting from a Change in the Work shall in each instance be determined in accordance with one of more of the following methods and specified in the Change Order: (i) by mutual acceptance of a properly itemized lump sum amount; or (ii) for Project management, engineering and drafting, procurement services and construction management services, by unit prices or hourly rates set forth in Attachment II of the Letter Agreement or otherwise agreed upon by the Parties; or (iii) for construction work performed by Willbros RPI, Inc. (if such entity is the selected construction Subcontractor), by unit prices or hourly rates set forth in Attachment III of the Letter Agreement or otherwise agreed upon by the Parties. If any of the Changes provided for in a Change Order increase the lump sum construction costs within the Guaranteed Maximum Price, such increase shall be subject to Cheniere’s right to retainage as set forth in Paragraph 1.4.1 of the Letter Agreement.

10. INDEMNITY, LIENS AND PATENTS

10.1	General Indemnifications Notwithstanding any other provision to the contrary, Cheniere and Willbros agree as follows:

10.1.1	INJURIES TO WILLBROS GROUP PERSONNEL AND DAMAGE TO WILLBROS GROUP PROPERTY: WILLBROS HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY, AND HOLD THE CHENIERE GROUP HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, LIABILITIES, LOSSES, DAMAGES AND EXPENSES INCLUDING COURT COSTS AND REASONABLE ATTORNEY’S FEES (COLLECTIVELY, “CLAIMS”) ARISING OUT OF OR RESULTING FROM (1) INJURY TO OR DEATH OF THE WILLBROS GROUP PERSONNEL, OR (2) DAMAGE TO OR DESTRUCTION OF THE WILLBROS GROUP PROPERTY, WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE WHETHER CONTRIBUTORY, JOINT, OR SOLE, FAULT OR STRICT LIABILITY OF THE CHENIERE GROUP, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE WILLFUL MISCONDUCT OF THE CHENIERE GROUP.

10.1.2

THIRD PARTY INDEMNIFICATION: WILLBROS HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY, AND HOLD CHENIERE GROUP HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS ARISING OUT OF OR RESULTING FROM DAMAGE TO OR DESTRUCTION OF PROPERTY OR PERSONAL INJURY TO OR DEATH OF ANY THIRD PARTY (OTHER THAN A MEMBER OF THE CHENIERE GROUP OR THE WILLBROS

GROUP) TO THE EXTENT ARISING OUT OF OR RESULTING FROM WILLBROS’ OR ITS SUBCONTRACTORS’ OR VENDORS’ PERFORMANCE OF THE WORK, INCLUDING THE BREACH OF THIS AGREEMENT BY WILLBROS AND THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF WILLBROS, ITS SUBCONTRACTORS, ITS VENDORS OR ANYONE EMPLOYED BY THEM OR ANYONE FOR WHOSE ACTS THEY MAY BE LIABLE.

10.1.3	INJURIES TO CHENIERE GROUP PERSONNEL AND DAMAGE TO CHENIERE GROUP PROPERTY: CHENIERE HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY, AND HOLD THE WILLBROS GROUP HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS ARISING OUT OF OR RESULTING FROM (1) INJURY TO OR DEATH OF THE CHENIERE GROUP PERSONNEL, OR (2) DAMAGE TO OR DESTRUCTION OF THE CHENIERE GROUP PROPERTY (EXCLUDING THE WORK OR THE PROJECT), WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE WHETHER CONTRIBUTORY, JOINT, OR SOLE, FAULT OR STRICT LIABILITY OF THE WILLBROS GROUP, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE WILLFUL MISCONDUCT OF THE WILLBROS GROUP.

10.1.4	HAZARDOUS SUBSTANCES INDEMNIFICATION: WILLBROS HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY AND HOLD CHENIERE GROUP HARMLESS FROM ANY AND ALL CLAIMS, FINES, PENALTIES OR REMEDIATION OBLIGATIONS ARISING OUT OF OR RESULTING FROM (A) ACTUAL OR ALLEGED POLLUTION OR CONTAMINATION OF THE LAND, WATER OR AIR ARISING FROM SPILLS, RELEASES, DISCHARGES OR OTHERWISE OF HAZARDOUS SUBSTANCES, INCLUDING FUELS, LUBRICANTS, MOTOR OILS, PIPE DOPE, PAINTS, SOLVENTS, AND GARBAGE, USED, HANDLED OR DISPOSED OF BY WILLBROS OR ITS SUBCONTRACTORS OR VENDORS DURING THE PERFORMANCE OF THE WORK, AND (B) ANY ENVIRONMENTAL DAMAGE OF ANY OTHER NATURE TO THE EXTENT RESULTING FROM THE PERFORMANCE OF THE WORK BY WILLBROS OR ITS SUBCONTRACTORS OR VENDORS; PROVIDED, HOWEVER, THAT WILLBROS SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR ANY POLLUTION, CONTAMINATION OR ENVIRONMENTAL DAMAGE EXISTING AT THE WORK SITE PRIOR TO THE COMMENCEMENT OF THE WORK.

10.1.5	COMPLIANCE WITH APPLICABLE LAW INDEMNIFICATION: WILLBROS HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY AND HOLD CHENIERE GROUP HARMLESS FROM ANY AND ALL CLAIMS, FINES, PENALTIES OR REMEDIATION OBLIGATIONS TO THE EXTENT ARISING OUT OF OR RESULTING FROM WILLBROS’ OR ITS SUBCONTRACTORS’ OR VENDORS’ ACTUAL OR ALLEGED FAILURE TO COMPLY WITH APPLICABLE LAW OR APPLICABLE CODES AND STANDARDS, OR ANY JUDICIAL ARBITRAL OR REGULATORY INTERPRETATION THEREOF.

10.1.6

WAIVER OF CONSEQUENTIAL DAMAGES: NOTWITHSTANDING ANY OTHER PROVISIONS IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY ENTITY IN EITHER CHENIERE GROUP OR THE WILLBROS GROUP BE LIABLE, ONE TO THE OTHER, FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES,

INCLUDING LOSS OF PROFITS, LOSS OF USE OF ASSETS, OR BUSINESS INTERRUPTION UNDER THIS AGREEMENT OR ANY CAUSE OF ACTION RELATED THERETO, PROVIDED THAT THE LIMITATION OF LIABILITY SET FORTH IN THIS PARAGRAPH 10.1.6 SHALL NOT APPLY TO (A) WILLBROS’ CONFIDENTIALITY OBLIGATIONS AS PROVIDED BY THIS AGREEMENT; (B) WILLBROS’ INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS UNDER THIS AGREEMENT; (C) THE AMOUNTS ENCOMPASSED WITHIN THE LIQUIDATED DAMAGES PROVIDED FOR IN PARAGRAPH 21; OR (D) AS EXPRESSLY PERMITTED UNDER PARAGRAPH 21.2.

10.2	LIEN INDEMNIFICATION: WITHOUT IN ANY WAY LIMITING THE FOREGOING, SO LONG AS CHENIERE REMITS UNDISPUTED PAYMENTS TO WILLBROS WHEN DUE UNDER THIS AGREEMENT, WILLBROS HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY AND HOLD CHENIERE GROUP HARMLESS FROM, AND SHALL KEEP THE WORK, THE WORK SITE AND THE PROJECT FREE AND CLEAR OF, ANY AND ALL LIENS AND ENCUMBRANCES ASSERTED BY AN ENTITY ACTING THROUGH WILLBROS, ANY SUBCONTRACTOR, ANY VENDOR OR ANY OTHER PERSON OR ENTITY ACTING THROUGH OR UNDER ANY OF THEM. IF WILLBROS FAILS TO DISCHARGE SUCH LIEN OR ENCUMBRANCE OR POST ADEQUATE SECURITY WITH RESPECT THERETO WITHIN THIRTY (30) DAYS OF THE FILING OF SUCH LIEN OR ENCUMBRANCE, CHENIERE, IF IT SO ELECTS, MAY DISCHARGE ANY SUCH LIENS OR ENCUMBRANCES, AND WILLBROS SHALL BE LIABLE TO CHENIERE FOR ALL DAMAGES, COSTS, LOSSES, AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY CHENIERE ARISING OUT OF OR RELATING TO SUCH DISCHARGE OR RELEASE. THEREAFTER, CHENIERE MAY INVOICE WILLBROS FOR SUCH AMOUNT OWED (WHICH INVOICE SHALL BE PAID BY WILLBROS WITHIN THIRTY (30) DAYS AFTER RECEIPT THEREOF) OR DEDUCT THE AMOUNT SO PAID BY CHENIERE FROM SUMS DUE OR WHICH THEREAFTER BECOME DUE TO WILLBROS HEREUNDER.

10.3

PATENT AND COPYRIGHT INDEMNIFICATION: WILLBROS HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY AND HOLD CHENIERE GROUP HARMLESS FROM ANY CLAIMS TO THE EXTENT ARISING FROM OR RELATING TO THE ACTUAL OR ALLEGED INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS THAT MAY BE ATTRIBUTABLE TO WILLBROS OR ITS SUBCONTRACTORS OR VENDORS IN CONNECTION WITH THE WORK. IN THE EVENT THAT ANY SUIT, CLAIM, TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION IS GRANTED IN CONNECTION WITH THIS PARAGRAPH 10.3, WILLBROS SHALL, IN ADDITION TO ITS OBLIGATION ABOVE, MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND OR OTHERWISE, TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER. IF, IN ANY SUCH SUIT OR CLAIM, THE WORK, THE PROJECT OR ANY PART, COMBINATION OR PROCESS THEREOF, IS HELD TO CONSTITUTE AN INFRINGEMENT AND ITS USE IS PRELIMINARILY OR PERMANENTLY ENJOINED, WILLBROS SHALL PROMPTLY MAKE EVERY REASONABLE EFFORT TO SECURE FOR CHENIERE A LICENSE, AT NO COST TO CHENIERE, AUTHORIZING CONTINUED USE OF THE INFRINGING WORK. IF WILLBROS IS UNABLE TO SECURE SUCH A LICENSE WITHIN A REASONABLE TIME, WILLBROS SHALL, AT ITS OWN EXPENSE AND WITHOUT IMPAIRING PERFORMANCE REQUIREMENTS, EITHER REPLACE THE

AFFECTED WORK, IN WHOLE OR PART, WITH NON-INFRINGING COMPONENTS OR PARTS OR MODIFY THE SAME SO THAT THEY BECOME NON-INFRINGING.

10.4	ATTORNEYS’ FEES: EACH PARTY AGREES TO REIMBURSE THE PREVAILING PARTY FOR ANY AND ALL NECESSARY EXPENSES, ATTORNEY’S FEES, AND RELATED COSTS INCURRED IN THE ENFORCEMENT OF ANY PART OF THE INDEMNITY AGREEMENTS PROVIDED FOR HEREIN.

10.5	Enforceability:

10.5.1	Exclusions to Liability and Indemnity: Except as expressly provided elsewhere in this Agreement, the exclusions of liability and indemnities herein shall apply according to their terms to any such Claim, loss, damage, expense, injury, illness or death, without regard to the cause thereof, including strict liability, ultra hazardous activity, breach of express or implied warranty, imperfection of material, defect or failure of equipment, defect or “ruin” or other condition of premises, or the sole or concurrent negligence or other fault of the party being indemnified.

10.5.2	CONCURRENT NEGLIGENCE: EXCEPT AS OTHERWISE SET FORTH IN PARAGRAPHS 10.1.1 AND 10.1.3, THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS FOR PERSONAL INJURY OR DEATH OR PROPERTY DAMAGE UNDER THIS AGREEMENT SHALL APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY WAS CONCURRENTLY NEGLIGENT (WHETHER ACTIVELY OR PASSIVELY), IT BEING AGREED BY THE PARTIES THAT IN THIS EVENT, THE PARTIES’ RESPECTIVE LIABILITY OR RESPONSIBILITY FOR SUCH DAMAGES, LOSSES, COSTS AND EXPENSES UNDER THIS PARAGRAPH 10 SHALL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

10.5.3	Louisiana Oilfield Anti-Indemnity Act: Willbros and Cheniere agree that the Louisiana Oilfield Anti-Indemnity Act, LA. REV. STAT. § 9:2780, ET. SEQ., is inapplicable to this Agreement and the performance of the Work. Application of these code sections to this Agreement would be contrary to the intent of the Parties, and each Party hereby irrevocably waives any contention that these code sections are applicable to this Agreement or the Work. In addition, it is the intent of the Parties in the event that the aforementioned act were to apply that each Party shall provide insurance to cover the losses contemplated by such code sections and assumed by each such Party under the indemnification provisions of this Agreement, and Willbros agrees that the payments made to Willbros hereunder compensate Willbros for the cost of premiums for the insurance provided by it under this Agreement. The Parties agree that each Party’s agreement to support their indemnification obligations by insurance shall in no respect impair their indemnification obligations.

10.5.4	Conflict with Applicable Law: In the event that any indemnity provisions in this Agreement are contrary to the law governing this Agreement, then the indemnity obligations applicable hereunder shall be applied to the maximum extent allowed by Applicable Law.

11. INSURANCE

11.1	Willbros’ Insurance: All insurance obtained pursuant to this Agreement shall: (1) be issued by insurers with an “A-X” or better A.M. Best Co. rating in the current Property-Casualty Edition and authorized to do business in the state in which the Project is located, and (2) be in all other respects acceptable to Cheniere. Willbros shall carry and maintain or cause to be carried and maintained in force at all times during the term of the Agreement the following insurance:

11.1.1	Workers’ Compensation/Employers’ Liability

Workers’ compensation with appropriate longshoremen’s or harbor workers’ endorsement (if applicable) covering all Willbros Personnel in accordance with the statutory requirements of the state of hire or country in which the Work is to be performed, and if the Work includes the use of vessels, appropriate maritime extensions. Employers’ liability insurance with the limit of One Million United States Dollars (U.S. $l,000,000) per accident or illness.

11.1.2	Commercial General Liability

Commercial general liability insurance with contractual liability, products and completed operations, and broad form property damage coverage included, which shall provide for a combined single limit of One Million United States Dollars (U.S. $1,000,000) for personal injury, death or property damage resulting from each occurrence and covering all of Willbros’ Work under the Agreement; provided, however, this coverage requirement may be satisfied by Willbros through any combination of primary and excess liability insurance.

11.1.3	Automobile Liability

Automobile liability insurance covering owned, non-owned and hired motor vehicles, with combined single limits of at least One Million United States Dollars (U.S. $1,000,000) for personal injury, death, or property damage resulting from each occurrence.

11.1.4	Aircraft Liability Insurance

Aircraft liability insurance, to the extent applicable, covering owned, non-owned and hired aircraft with a combined single limit of Five Million United States Dollars (U.S. $5,000,000) for bodily injury, death and property damage resulting from each occurrence.

11.1.5	Transportation Insurance

“All Risk” Insurance covering the full replacement cost of all supplies, equipment and materials to be incorporated into the Work while in the course of transit, including the land portion of any ocean or air shipments, and until arrival at the final local Work Sites. Such transit insurance shall include coverage against the perils of war, strikes, riots and civil commotion and shall insure all general average and salvage charges for which named insureds are responsible. Such insurance shall have a deductible of Fifty Thousand United States Dollars (U.S. $50,000) per loss.

11.1.6	Builder’s Risk Insurance

Completed value form builder’s risk property insurance (subject to a deductible per loss not to exceed $50,000) upon the entire Work for one hundred percent (100%) of the full replacement cost value thereof (100% includes additional costs of engineering services in the event of a loss). This policy shall include the interests of Cheniere Group and Willbros Group in the Work as named insureds, as their interests may appear, shall name Cheniere as the loss payee, and shall be on an “All Risk” basis for physical loss or damage including fire, flood, earthquake, subsidence, hail, theft, vandalism and malicious mischief and shall include coverage for portions of the Work while it is stored off the Work Site or is in transit (except as otherwise covered by Paragraph 11.1.5). This policy shall provide, by endorsement or otherwise, that Willbros shall be solely responsible for the payment of all premiums under the policy, and that the Cheniere Group shall have no obligation for the payment thereof, notwithstanding that the Cheniere Group are named insureds under the policy. Willbros shall be responsible for any loss within the deductible of the policy for the liabilities assumed by Willbros hereunder.

11.1.7	Errors and Omissions Insurance

Errors and Omissions Professional Liability Insurance (“E&O Insurance”) having minimum limits of Five Million United States Dollars (U.S.$5,000,000) per claim and in the aggregate, with a deductible not in excess of Two Hundred Fifty Thousand United States Dollars (U.S.$250,000) per claim and in the aggregate, on a claims made basis. E&O Insurance shall cover liability arising out of or based upon any negligent design, engineering or other professional services performed by Willbros or any of its Subcontractors which is required as or associated with any part of the Work. The E&O Insurance shall have a retroactive date prior to the performance of any Work to be provided under this Agreement, shall have a policy period or renewal period extending through the termination or expiration of this Agreement and for two (2) years thereafter, and shall state that in the event of cancellation or non-renewal, the discovery period for insurance claims (tail coverage) shall be at least thirty-six (36) months.

11.1.8	Excess Liability Insurance

Umbrella or excess liability insurance, written on a “following form” basis and providing coverage in excess of the coverages required to be provided by Willbros for employer’s liability insurance, commercial general liability insurance and automobile liability insurance, with limits of Twenty-Five Million United States Dollars (U.S.$25,000,000) combined single limit each claim and in the aggregate.

11.2	Notice: Willbros shall have the insurance carriers furnish to Cheniere, upon the Effective Date and annually thereafter, insurance certificates specifying the types and amounts of coverage in effect and the expiration dates of each policy, and a statement that no insurance will be canceled or materially changed without thirty (30) days prior written notice to Cheniere.

11.3	Waiver of Subrogation: All policies of insurance required to be provided by Willbros under this Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against the Cheniere Group for the liabilities assumed by Willbros hereunder. Insurance policies pursuant to Paragraphs 11.1.2, 11.1.3, 11.1.4, 11.1.5, 11.1.6 and 11.1.8 shall designate Cheniere as additional insured for the liabilities assumed by Willbros hereunder, and that the policies provided by Willbros shall be primary and noncontributing to any insurance carried by Cheniere with regard to the liabilities assumed by Willbros hereunder. The policies referred to in Paragraphs 11.1.2 and 11.1.3 shall contain a cross-liability clause in respect of third party claims so that Cheniere and Willbros are regarded as third parties as to each other.

11.4

Obligations Not Relieved: Except as otherwise provided in this Agreement to the contrary, the occurrence of any of the following shall in no way relieve Willbros from any of its obligations under this Agreement: (i) failure by Willbros to secure or maintain the insurance coverage required hereunder; (ii) failure by Willbros to comply fully with any of the insurance provisions of this Agreement; (iii) failure by Willbros to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement; (iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to Willbros; (v) failure of any insurance company to pay any claim accruing under its policy; or (vi) losses by Willbros or any of its Subcontractors or Vendors not covered by insurance policies.

11.5	Subcontractors’ and Vendors’ Insurance: If Willbros subcontracts any part of the Work, Willbros shall obtain or require its Subcontractors and Vendors to maintain, the same insurance coverage and amounts that Willbros is required to maintain pursuant to this Paragraph 11, as applicable and appropriate to the Work of such Subcontractor or Vendor.

11.6	Parent Guarantee: Willbros will guarantee the full and faithful performance of all obligations of Willbros under this Agreement by providing Cheniere with a parent guarantee in the form attached as Attachment I.

11.7	Performance and Payment Bonds: Prior to commencement of the construction component of the Work and in any event no later than thirty (30) days prior to Cheniere’s payment to Willbros of the down payment for such Work in accordance with Paragraph 1.4.1(i) of Attachment I to the Letter Agreement, Willbros shall cause the construction Subcontractor to provide to Cheniere and maintain performance and payment bonds in the form of Attachment II and in an amount equal to the amount of the cost of construction, as indicated in the Schedule of Values. Such bonds shall be provided by a surety licensed to transact business in the State of Louisiana, U.S. Department of Treasury listed and otherwise approved by Cheniere, which approval shall not be unreasonably withheld. Each bond shall also attach the respective dual obligee riders set forth in Attachment II, naming Cheniere as a dual obligee under each bond. The premium of such bonds shall be reimbursed to Willbros by Cheniere and shall be included in the Guaranteed Maximum Price.

11.8

Limitation of Liability. Notwithstanding any other provision of this Agreement, under no circumstance shall the liability of Willbros to Cheniere in connection with the Work exceed in the cumulative aggregate fifteen percent (15%) of the cost of construction, as indicated in the Schedule of Values and as may be adjusted by Change Order, provided that, notwithstanding the foregoing, the limitation of liability set forth in this Paragraph 11.8 shall not (i) apply in the event of Willbros’ willful misconduct (including the willful refusal to perform the Work, willful delay in performing the Work or abandonment of the Work) or gross negligence; (ii) apply to Willbros’ indemnification obligations under this Agreement; or (iii) include the payment of proceeds under any insurance policy required to be provided by Willbros under Paragraph 11.1, Cheniere or any Subcontractor or Vendor. In no event shall the limitation of liability set forth in this Paragraph 11.8 be in any way deemed to limit Willbros’ obligation to perform all Work required to achieve Mechanical Completion, Start-up and Project Completion. The costs incurred by Willbros in performing the Work (including Corrective Work and other Warranty obligations but excluding the payment of Liquidated Damages) shall not be counted against the aggregate limitation of liability set forth in this Paragraph 11.8.

12. WARRANTY

12.1	General: Any Work, or component thereof, that is not in conformity with any warranties set forth in this Paragraph 12 and elsewhere in this Agreement (collectively, the “Warranty” or “Warranties”) is defective (“Defective”) and contains a defect (“Defect”). Willbros hereby warrants that the Work and each component thereof shall be:

12.1.1	new, complete, fit for the purposes specified in this Agreement and of suitable grade for the intended function and use;

12.1.2	in accordance with all of the requirements of this Agreement, including in accordance with good engineering and construction practices, Applicable Law and Applicable Codes and Standards;

12.1.3	free from encumbrances to title, as set forth in greater detail in Paragraph 10.2; and

12.1.4	free from defects in design, material and workmanship and otherwise conform to the standards and requirements contained in the Specifications and elsewhere in this Agreement.

Willbros and its Subcontractors and Vendors shall exercise that high degree of skill and judgment normally exercised by firms performing services of a similar nature.

12.2	Correction of Work:

12.2.1	Prior to Start-up: Willbros’ obligations to correct Work prior to Start-up are set forth in Paragraph 7.4.

12.2.2

After Start-up: If within twelve (12) months after Start-up (the “Defect Correction Period”) any Work is found to be Defective, Willbros shall, at its sole cost and expense, immediately and on an expedited basis correct such Defective Work and any other portions of the Project damaged or affected by such Defective Work, whether by repair, replacement or otherwise (“Corrective Work”) and shall be liable for and pay to Cheniere any and all costs, losses, damages and expenses incurred by Cheniere arising out of or relating to such Defective Work. Cheniere shall provide Willbros with access to the Project sufficient to perform its Corrective Work, so long as such access does not unreasonably interfere with operation of the Project and subject to any reasonable security or safety requirements of Cheniere. In the event Willbros utilizes spare parts owned by Cheniere in the course of performing the Corrective Work, Willbros shall supply Cheniere free of charge with new spare parts equivalent in quality and quantity to all such spare parts used by Willbros as soon as possible following the utilization of such spare parts.

12.2.3	Cheniere’s Right to Correct or Complete Defective Work: If Willbros fails to commence the Corrective Work within a reasonable period of time not to exceed forty-eight (48) hours, or does not complete such Corrective Work on an expedited basis, then Cheniere, by written notice to Willbros, may (without prejudice to any other remedies that it may have under this Agreement) correct such Defective Work, and Willbros shall be liable to Cheniere for all costs, losses, damages and expenses incurred by Cheniere in connection with correcting such Defective Work and arising out of or relating to such Defective Work and shall pay Cheniere (directly, or by offset, at Cheniere’s sole discretion) an amount equal to such costs, losses, damages and expenses; provided, however, if such Defective Work presents an imminent threat to the safety or health of any person and Cheniere knows of such Defective Work, Cheniere may (without prejudice to any other remedies that it has under this Agreement) correct such Defective Work without giving prior written notice to Willbros, and, in that event, Willbros shall be liable to Cheniere for all reasonable costs, losses, damages and expenses incurred by Cheniere in connection with correcting such Defective Work and arising out of or relating to such Defective Work and shall pay Cheniere (directly or by offset, at Cheniere’s sole discretion) an amount equal to such costs, losses, damages and expenses.

12.2.4	Extended Defect Correction Period for Corrective Work: With respect to any Corrective Work performed, the Defect Correction Period for such Corrective Work shall be extended for an additional twelve (12) months from the date of the completion of such Corrective Work; provided, however, in no event shall the Defect Correction Period for such Corrective Work be less than the original Defect Correction Period. In no event shall the Defect Correction Period plus any extended Defect Correction Period exceed a total period of twenty-four (24) months.

12.2.5	Standards for Corrective Work: All Corrective Work shall be performed subject to the same terms and conditions under this Agreement as the original Work is required to be performed.

12.2.6

No Limitation: Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which Willbros might have under the Agreement. Establishment of the Defect Correction Period relates only to the specific obligation of Willbros to perform Corrective Work, and has no relationship to the time within which the obligation to comply with this Agreement may be sought to be enforced, nor to the time within which proceedings may be commenced to establish Willbros’ liability with respect to Willbros’ obligations other than specifically to perform Corrective Work. In addition, all representations, Warranties and obligations to perform Corrective

Work set forth in this Agreement, including those in this Paragraph 12, shall be in addition to and shall in no way limit Willbros’ obligation to perform all Work necessary to achieve Project Completion.

12.2.7	Vendor Correction of Work Warranties for Materials or Equipment: Notwithstanding anything to the contrary in this Agreement, with respect to any materials or equipment procured by Willbros from a Vendor, Willbros’ liability during the Defect Correction Period for such materials and equipment shall be limited to “passing through” to Cheniere the benefits of any correction of Work warranty received from the applicable Vendor, which correction of Work obligation shall be deemed to run to the benefit of Cheniere. Willbros shall use its best efforts to obtain a correction of Work warranty identical to Willbros’ correction of Work obligations set forth in Paragraph 12.2.2, but in no event shall such correction of Work obligations be less than industry standard and otherwise reasonable to protect Cheniere from Defective Work. Willbros shall use its best efforts to cause such Vendors to perform their obligations under such warranties, and shall cooperate with Cheniere’s efforts to enforce such warranties with any such Vendors. Willbros shall assign in full, and without cost to Cheniere, all such warranties from such Vendors. In the event of a Dispute during the Defect Correction Period as to whether Defective Work relates to a Defect in workmanship (and, therefore, is covered by Paragraph 12.2.2) or a Defect in material or equipment provided by a Vendor (and, therefore, is covered by this Paragraph 12.2.7), anything in this Paragraph notwithstanding, Willbros shall, at Cheniere’s direction and subject to the dispute resolution procedure set forth in Article 14, perform Corrective Work during the Defect Correction Period unless Willbros successfully causes such Vendor to perform its correction of Work obligations in accordance with the terms of the applicable purchase order.

12.3

Assignment and Enforcement of Subcontractor Warranties: Willbros shall, without additional cost to Cheniere, obtain Warranties from Subcontractors that meet or exceed the requirements of this Agreement; provided, however, Willbros shall not in any way be relieved of its responsibilities and liability to Cheniere under this Agreement, regardless of whether such Subcontractor Warranties meet the requirements of this Agreement, as Willbros shall be fully responsible and liable to Cheniere for its Warranty and corrective Work obligations and liability under this Agreement for all Work. All such Warranties shall be deemed to run to the benefit of Cheniere and Willbros. Such Warranties, with duly executed instruments assigning the Warranties to Cheniere, shall be delivered to Cheniere upon Start-up. All Warranties provided by any Subcontractor shall be in such form as to permit direct enforcement by Willbros or Cheniere against any Subcontractor whose Warranty is called for, and Willbros agrees that: (i) Willbros’ Warranty, as provided under this Paragraph 12 shall apply to all Work regardless of the provisions of any Subcontractor Warranty, and such Subcontractor Warranties shall be in addition to, and not a limitation of, such Willbros Warranty; (ii) Willbros is jointly and severally liable with such Subcontractor with respect to such Subcontractor Warranty; and (iii)

service of notice on Willbros that there has been a breach of a Subcontractor Warranty shall be sufficient to invoke the terms of the instrument.

12.4	Survival of Warranties: All representations and Warranties set forth in this Agreement, including those in this Paragraph 12, shall survive Project Completion or the earlier termination of this Agreement.

13. TITLE TO THE WORK AND TO WORK PRODUCT,

CONFIDENTIAL INFORMATION

13.1	Title: The title to all or any portion of the Work (other than Work Product) shall pass to Cheniere upon the earlier of (a) payment by Cheniere therefore, or (b) incorporation of such Work into the Work Site. Notwithstanding the foregoing, title to all materials furnished by Cheniere, irrespective of the location thereof, as between Cheniere and Willbros or any Subcontractor or Vendor, shall be in Cheniere. Transfer of title to Work shall be irrespective of the passage of risk of loss pursuant to Paragraph 13.2 and shall be without prejudice to Cheniere’s right to reject Defective Work or any other right in this Agreement.

13.2	Risk of Loss: Notwithstanding passage of title pursuant to Paragraph 13.1, Willbros shall bear the risk of loss and damage to Work until the earlier of Start-up or termination of this Agreement; provided that Cheniere shall at all times bear the risk of physical loss and damage if and to the extent arising from (i) war (whether declared or undeclared), civil war, act of terrorism, sabotage, blockade, insurrection; or (ii) ionizing radiation, or contamination by radioactivity from nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel properties of any explosive nuclear assembly or nuclear component thereof. In the event that any physical loss or damage to the Work arises from one or more of the events set forth in the preceding sentence, and Cheniere elects to rebuild such physical loss or damage, Willbros shall be entitled to a Change Order to the extent such event adversely affects (i) Willbros’ costs of performance of the Work; (ii) Willbros’ ability to perform the Work in accordance with the Work Plan or (iii) Willbros’ ability to perform any material obligation under this Agreement; provided that Willbros complies with the requirements set forth in Paragraphs 9.5 and 14.1.

13.3

Ownership of Work Product: Subject to Paragraph 13.4, all materials which Willbros or any Subcontractor or Vendor is required to furnish, prepare or develop in the performance and completion of Work hereunder (whether delivered to Cheniere or not), including reports, plans, Drawings and Specifications, calculations, maps, sketches, notes, data and samples (collectively, “Work Product”), shall be “works for hire,” and all rights, title and interests to the Work Product, including any and all copyrights in the Work Product, shall be the sole and exclusive property of Cheniere without limitation (except Willbros may retain a copy thereof in accordance with this Agreement), subject only to Willbros’ right to use the same to perform the Work. Such Work Product (including all copies thereof) shall, together with any materials furnished by Cheniere hereunder, be delivered to Cheniere upon request and in any event upon completion or termination of this

Agreement. All such Work Product shall be considered to be Cheniere’s Confidential Information and is subject to the confidentiality obligations in Paragraph 13.6. If for any reason any part of or all of the Work Product is not considered work for hire for Cheniere or if ownership of all right, title and interest in the Work Product shall not otherwise vest in Cheniere, then Willbros agrees that such ownership and copyrights in the Work Product, whether or not such Work Product is fully or partially complete, shall be automatically assigned from Willbros to Cheniere, without further consideration, and Cheniere shall thereafter own all right, title and interest in the Work Product, including all copyright interests.

13.4	Willbros Intellectual Property: As between Cheniere and Willbros, Willbros shall retain ownership of any intellectual property rights owned by Willbros or developed by Willbros outside this Agreement and prior to the Effective Date (“Willbros’ Intellectual Property”). To the extent any Willbros’ Intellectual Property is incorporated, in whole or in part, into the Work Product, Willbros shall provide prior written notice thereof to Cheniere. Cheniere shall be entitled to use Willbros’ Intellectual Property and Willbros hereby grants Cheniere an irrevocable and royalty-free license to use and modify Willbros’ Intellectual Property for the sole purposes of: (i) operating and maintaining the Project; (ii) assisting in the performance of the Work; or (iii) repairing, replacing, expanding, completing or modifying any portion of the Work or the Project. Cheniere shall be entitled to assign its rights in such license, provided that such assignee shall only use such license for the purposes specified in (i) through (iii) above.

13.5	Cheniere’s Use of the Work Product and Willbros’ Intellectual Property for Other Projects: In addition to the license granted in Paragraph 13.4, Cheniere shall be entitled to use the Work Product and Willbros hereby grants solely to Cheniere an irrevocable and royalty-free license, non-transferable and non-assignable (except as set forth below) to use Willbros’ Intellectual Property embedded in the Work Product, in each case solely for the purpose of developing other projects owned in whole or part by Cheniere, including the Corpus Christi and Creole Trail projects, provided that (i) Cheniere shall first remove all references to Willbros and the Project from the Work Product and Willbros’ Intellectual Property embedded in the Work Product, (ii) the use of any of Willbros’ Intellectual Property on such other projects shall be limited to such Willbros’ Intellectual Property which is embedded in the Work Product; and (iii) Cheniere shall not assign (except to an affiliated company of Cheniere) such Work Product or license without Willbros’ consent, which consent shall not be unreasonably withheld or delayed. CHENIERE SHALL DEFEND, INDEMNIFY AND HOLD WILLBROS HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY WILLBROS AND CAUSED BY USE OF THE WORK PRODUCT OR WILLBROS’ INTELLECTUAL PROPERTY IN CONNECTION WITH PROJECTS OTHER THAN THE PROJECT WHICH IS THE SUBJECT OF THIS AGREEMENT.

13.6	Willbros’ Confidentiality Obligations: Willbros hereby covenants and warrants that Willbros and its employees and agents shall not (without in each instance obtaining Cheniere’s prior written consent) disclose, make commercial or other use of, or give or sell to any person or entity any of the following information: (i) any Work Product other than to Subcontractors or Vendors as necessary to perform the Work or (ii) any other information relating to the business, products, services, research or development, clients or customers of Cheniere or any member of the Cheniere Group, or relating to similar information of a third party who has entrusted such information to Cheniere or any member of the Cheniere Group (hereinafter individually or collectively, “Cheniere’s Confidential Information”). Prior to disclosing any information in (i) of this Paragraph 13.6 to any Subcontractor or Vendor as necessary to perform the Work, Willbros shall bind such Subcontractor or Vendor to the confidentiality obligations contained in this Paragraph 13.6 and to the term in Paragraph 13.11. Nothing in this Paragraph 13.6 or this Agreement shall in any way prohibit Willbros or any of its Subcontractors or Vendors from making commercial or other use of, selling, or disclosing any of their respective Willbros’ Intellectual Property.

13.7	Cheniere’s Confidentiality Obligations: Cheniere hereby covenants and warrants that Cheniere and its employees and agents shall not (without in each instance obtaining Willbros’ prior written consent) disclose, make commercial or other use of, or give or sell to any person or entity any pricing methodologies or pricing information (other than the Guaranteed Maximum Price or actual expenditures made by Willbros under this Agreement) relating to the Work, which is conspicuously marked and identified in writing as confidential by Willbros (hereinafter individually or collectively, “Willbros’ Confidential Information”). The Parties agree that Cheniere may disclose Willbros’ Confidential Information to any member of the Cheniere Group, underwriters, a bona fide prospective purchaser of all or a portion of Cheniere’s or any member of the Cheniere Group’s assets or ownership interests, a bona fide prospective assignee of all or a portion of Cheniere’s interest in this Agreement, lender and its representatives, rating agencies or any other party in relation to project financing for the Project, provided that Cheniere binds such persons or entity to the confidentiality obligations contained in this Paragraph 13.7 and to the term in Paragraph 13.11.

13.8	Definitions: The term “Confidential Information” shall mean one or both of Willbros’ Confidential Information and Cheniere’s Confidential Information, as the context requires. The Party having the confidentiality obligations with respect to such Confidential Information shall be referred to as the “Receiving Party,” and the Party to whom such confidentiality obligations are owed shall be referred to as the “Disclosing Party.”

13.9

Exceptions: Notwithstanding Paragraphs 13.6 and 13.7, Confidential Information shall not include: (i) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of this Paragraph 13; (ii) information which at the time of disclosure or acquisition was already in the possession of the Receiving Party or its employees or agents and was not previously acquired from the Disclosing Party or any of its employees or agents directly or indirectly; (iii) information which the Receiving Party can show was acquired by such entity after the time of disclosure or acquisition hereunder from a third party without any confidentiality commitment, if, to the best of Receiving Party’s or its employees’ or agent’s knowledge, such third party did not acquire it, directly or indirectly, from the Disclosing Party or any of its employees or agents; (iv) information independently developed by the Receiving Party without benefit of the Confidential Information, but specifically excluding the Work Product; and (v) information which is required by Applicable Law or other agencies in connection with the Project, to be disclosed; provided, however, that prior to such disclosure, the Receiving Party gives reasonable notice to the Disclosing Party of the information required to be disclosed so that the Disclosing Party may attempt to seek an appropriate protective order or other remedy.

13.10	Equitable Relief. The Parties acknowledge that in the event of a breach of any of the terms contained in this Paragraph 13, the Disclosing Party would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that the Disclosing Party shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond.

13.11	Term. The confidentiality obligations of this Paragraph 13 shall survive the expiration or termination of this Agreement for a period of five (5) years following the expiration or earlier termination of this Agreement.

13.12	Disclosure and Filings. Willbros acknowledges that Cheniere may be required from time to time to make filings in compliance with Applicable Law, including filing a copy of this Agreement with the U.S. Securities and Exchange Commission.

14. DISPUTE RESOLUTION

14.1	Time Requirements for Claims: Should Willbros desire to seek an adjustment to the Guaranteed Maximum Price, the Project Schedule or any other modification to any other obligation of Willbros under this Agreement for any circumstance that Willbros has reason to believe may give rise to a right to request the issuance of a Change Order, Willbros shall, with respect to each such circumstance:

14.1.1

notify Cheniere in writing within fourteen (14) days of the date that Willbros knew or reasonably should have known of the first occurrence or beginning of such circumstance. In such notice, Willbros shall state in detail all known and presumed facts upon which its claim is based, including the character, duration and extent of such circumstance, the date Willbros first knew of such circumstance, any activities impacted by such circumstance, the cost and time consequences of such circumstance (including showing the impact of such circumstance, if any, on the critical path of the Work Plan) and any other details or information that are expressly required under this Agreement. Willbros shall only be required to comply with the notice requirements of this Paragraph 14.1 once for continuing circumstances, provided the notice expressly states that the circumstance is continuing and includes Willbros’ best estimate of the time and cost consequences of such circumstance; and

14.1.2	submit to Cheniere a request for a proposed Change Order as soon as reasonably practicable after giving Cheniere written notice but in no event later than fourteen (14) days after the completion of each such circumstance, together with a written statement (i) detailing why Willbros believes that a Change Order should be issued, plus all documentation reasonably requested by or necessary for Cheniere to determine the factors necessitating the possibility of a Change Order and all other information and details expressly required under this Agreement; and (ii) setting forth the effect, if any, which such proposed Change Order would have for the Work on the Guaranteed Maximum Price and the Project Schedule.

The Parties acknowledge that Cheniere will be prejudiced if Willbros fails to provide the notice required under this Paragraph 14.1, and agree that such requirement is an express condition precedent necessary to any right for an adjustment in the Guaranteed Maximum Price, the Project Schedule, any Work or any other modification to any other obligation of Willbros under this Agreement. Oral notice, shortness of time, or Cheniere’s actual knowledge of a particular circumstance shall not waive, satisfy, discharge or otherwise excuse Willbros’ strict compliance with this Paragraph 14.1.

14.2	Negotiation: In the event that any claim, dispute or controversy arising out of or relating to this Agreement (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (“Dispute”) cannot be resolved informally within thirty (30) days after the Dispute arises, either Party may give written notice of the Dispute (“Dispute Notice”) to the other Party requesting that a representative of Cheniere’s senior management and Willbros’ senior management meet in an attempt to resolve the Dispute. Each such management representative shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within fourteen (14) days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. In no event shall this Paragraph 14.2 be construed to limit either Party’s right to take any action under this Agreement, including Cheniere’s termination rights. The Parties agree that if any Dispute is not resolved within thirty (30) days after receipt of the Dispute Notice given in this Paragraph 14.2, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Paragraph 14.3.

14.3

Arbitration: Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Paragraph 14.3, be governed by the AAA’s Construction Industry

Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place, provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, Willbros’ surety (if any) and the successors and permitted assigns of any of them. At Cheniere’s sole option, any other person may be joined as an additional party to any arbitration conducted under this Paragraph 14.3, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

14.4	Continued Performance: Notwithstanding any Dispute, so long as Cheniere continues to pay Willbros undisputed amounts in accordance with this Agreement, it shall be the responsibility of Willbros to continue to prosecute all of the Work diligently and in a good and workmanlike manner in conformity with this Agreement. Except to the extent provided in Paragraph 18, Willbros shall have no right to cease performance hereunder or to permit the prosecution of the Work to be delayed. Cheniere shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Willbros undisputed amounts in accordance with this Agreement; provided, however, in no event shall the occurrence of any negotiation or arbitration prevent or restrict Cheniere from exercising its rights under this Agreement, at law or in equity, including Cheniere’s right to terminate pursuant to Paragraphs 16 or 17.

15. SUSPENSION OF WORK

15.1

Suspension of Work: Cheniere may at any time, whether or not for cause, suspend performance of the Work, or any part thereof, by a Change Order specifying the Work to be suspended and the effective date of such suspension. Willbros shall cease performance of such suspended Work on the effective date of suspension, but shall continue to perform any unsuspended Work and shall take reasonable steps to minimize any costs associated with such suspension. During any such suspension, Willbros shall take all reasonably necessary actions to maintain and safeguard the suspended Work in a manner as Cheniere may reasonably require. Except when such suspension ordered by Cheniere is the result of or due to the fault or negligence of Willbros or any Subcontractor or Vendor, Willbros shall be entitled to the reasonable costs (including actual, but not unabsorbed, overhead, contingency, risk and reasonable profit) of such suspension incurred during the suspension period, including demobilization and remobilization costs and costs incurred for Willbros Personnel and for Willbros Equipment, at the standby rates, if any, specified in the Letter Agreement, if necessary, along with appropriate supporting documentation to evidence such costs, and a time extension to the Preparation and Material Receipt Commencement Date, the Construction Commencement Date or the Scheduled Mechanical Completion Date if and to the extent permitted under Paragraph 20.2. In no event shall Willbros be entitled to any additional profits or damages due to such suspension.

15.2	Resumption of Work: Unless otherwise instructed by Cheniere, Willbros shall during any such suspension maintain its staff and labor on or near the Work Site and otherwise be ready to proceed expeditiously with the Work upon receipt of Cheniere’s further instructions. Cheniere may, at any time, authorize resumption of all or any part of the suspended Work by giving notice to Willbros specifying the part of Work to be resumed and the effective date of such resumption. Suspended Work shall be promptly resumed by Willbros after receipt of such notice.

16. TERMINATION AT CHENIERE’S CONVENIENCE

16.1	Cheniere’s Rights to Terminate for Convenience: Cheniere may, at any time and at its sole convenience, terminate the Agreement or any part of the Work by giving notice to Willbros specifying the Work to be terminated and the effective date of termination.

16.2	Obligations upon Termination for Convenience: Should Cheniere issue a termination notice in accordance with Paragraph 16.1, Willbros shall stop performance of the Work involved on the effective date of termination, unless Cheniere directs Willbros to complete portions of the Work in progress. Such termination shall be effective in the manner specified in the notice, and upon receipt of such notice, Willbros shall, unless the notice directs otherwise, comply with the obligations set forth in Paragraph 19. Upon such termination, it is agreed that the obligations of this Agreement shall continue as to Work already performed. It is further agreed in the event of such termination that the amounts due Willbros in full and complete settlement of this Agreement shall be the sum of the following:

16.2.1	The reasonable value of the Work satisfactorily performed prior to termination (the basis of payment being based on the terms of this Agreement, less previous payments, if any, paid to Willbros under this Agreement), plus

16.2.2	Reasonable direct close-out costs, but in no event shall Willbros be entitled to receive any amount for unabsorbed overhead, contingency or anticipatory profit.

Willbros shall submit all reasonable direct close-out costs to Cheniere for verification and audit within sixty (60) days following the effective date of termination.

17. TERMINATION BY CHENIERE FOR CAUSE

17.1	Default by Willbros: Should Willbros at any time: (a) commit a material breach of the Agreement; (b) cause, by any action or omission, any material stoppage or delay of or interference with the work of Cheniere or its other consultants or contractors; (c) fail to comply with Applicable Law or Applicable Codes and Standards; or (d) become insolvent, have a receiver appointed, make a general assignment or filing for the benefit of its creditors or file for bankruptcy protection, in which such case of insolvency, receivership or assignment the cure provisions found below shall not apply; then, in any such event and without prejudice to any other rights available under this Agreement, Cheniere may provide written notice to Willbros specifying the general nature of the default and demanding cure thereof. If, within seven (7) days after receipt of such notice Willbros has failed to cure such default, or if the default cannot be cured with the exercise of reasonable diligence within such seven (7) days but Willbros fails to commence corrective action and cure such condition within an additional fourteen (14) days, Cheniere may, at its option: (i) take such steps as are necessary to overcome the default or deficiency stated in its notice, in which case Willbros shall be liable to Cheniere for all related costs in connection therewith (including all attorneys’ fees, consultant fees and litigation or arbitration expenses) which may be offset by Cheniere at its option; or (ii) terminate for default Willbros’ performance of all or part of the Work.

17.2	Additional Rights of Cheniere upon Default Termination: In the case of termination for default, Cheniere may, at its option, either itself or through others complete the Work by whatever method Cheniere may deem expedient, including taking possession, for the purposes of completing the Work, of all Willbros Equipment and materials and/or taking assignment of any or all of Willbros subcontracts or purchase orders for the Project. In the event of termination under this Paragraph 17, Willbros shall not be entitled to receive any further payment until the Work shall be fully completed and accepted by Cheniere, and Willbros shall be liable to Cheniere for all costs, damages, losses and expenses (including all attorneys’ fees, consultant fees and litigation or arbitration expenses) incurred by Cheniere in completing the Work, either itself or through others, including all Liquidated Damages to the extent payable pursuant to Paragraph 21 of this Agreement.

17.3	Conversion: If any termination for default by Cheniere pursuant to Paragraph 17.1 is found to be not in accordance with the provisions of this Agreement or is otherwise deemed to be unenforceable, then such termination shall be deemed to be a termination for convenience as provided in Paragraph 16.

18. TERMINATION BY WILLBROS

Should Cheniere fail to pay Willbros undisputed invoiced amounts when due under this Agreement, Willbros may demand in writing that Cheniere comply with the payment terms of this Agreement. If, within forty-five (45) days after Cheniere’s receipt of such a demand, Cheniere has not taken satisfactory steps to cure such failure, Willbros may, without prejudice to the exercise of any other rights or remedies which may be available to it, terminate this Agreement by giving Cheniere written notice to that effect. Such termination hereunder by Willbros shall be effective on the date specified in Willbros’ termination notice. In the event of termination under this Paragraph 18, Willbros have the rights (and Cheniere shall make the payments) provided for in Paragraph 16 in the event of a Cheniere termination for convenience. The right of Willbros to terminate this Agreement for cause shall be without prejudice to, and not in lieu of, any other remedies available to Willbros under this Agreement.

19. WILLBROS’ OBLIGATIONS UPON SUSPENSION OR TERMINATION

19.1	Willbros’ Obligations: If the Agreement or any portion of the Work is suspended or terminated as provided in Paragraphs 15, 16, 17, or 18 and if Cheniere so requests, Willbros shall:

19.1.1	immediately discontinue Work on the date and to the extent specified in the notice;

19.1.2	place no further orders for subcontracts, materials, equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, thereafter execute only that portion of the Work not terminated (if any);

19.1.3	inventory, maintain and turn over to Cheniere all Willbros Equipment or any other equipment or other items provided by Cheniere for performance of the terminated Work;

19.1.4	promptly make every reasonable effort to procure cancellation upon the best terms as are reasonably obtainable under the circumstances and which are satisfactory to Cheniere of any or all subcontracts, purchase orders and rental agreements to the extent they relate to the performance of the Work that is discontinued unless Cheniere elects to take assignment of any such subcontracts, purchase orders and rental agreements pursuant to Paragraph 19.2;

19.1.5	cooperate with Cheniere in the transfer of Work Product, including Drawings, licenses and any other items or information and disposition of Work in progress so as to mitigate damages;

19.1.6	comply with other reasonable requests from Cheniere regarding the terminated Work;

19.1.7	do whatever is necessary to preserve and protect Work in progress, to protect materials, equipment and supplies in transit or at the Work Site for the Project, to comply with any Applicable Law and any Applicable Codes and Standards, and to minimize all costs to Cheniere and Willbros resulting from such suspension or termination; and

19.1.8	perform all other obligations under Paragraph 17.2.

19.2	Assignment of Subcontracts and Other Agreements: If the Agreement or any portion of the Work is suspended or terminated as provided in Paragraphs 15, 16, 17, or 18, Cheniere may, at its sole option, take assignment of any or all subcontracts, purchase orders and rental agreements.

20. FORCE MAJEURE AND CHENIERE-CAUSED DELAY

20.1	Force Majeure:

20.1.1	Willbros Relief: If the commencement, prosecution or completion of any Work is delayed by Force Majeure, then Willbros shall be entitled to an extension to the Scheduled Mechanical Completion Date to the extent, if any, permitted under Paragraph 20.1.1.1 and an adjustment to the Guaranteed Maximum Price to the extent, if any, permitted under Paragraph 20.1.1.2, provided that Willbros complies with the notice and Change Order request requirements in Paragraph 14.1 and the mitigation requirements in Paragraph 20.4. All time extensions to the Project Schedule and adjustments to the Guaranteed Maximum Price for such delays shall be by Change Order implemented and documented as required under Paragraph 9.

20.1.1.1 Willbros shall be entitled to an extension to the Scheduled Mechanical Completion Date for delay that meets the requirements of Paragraph 20.1.1 if and to the extent such delay affects the performance of any Work that is on the critical path of the Work Plan and causes Willbros to achieve Mechanical Completion beyond the Scheduled Mechanical Completion Date, but only if Willbros is unable to proceed with other portions of the Work so as not to cause a delay in the Scheduled Mechanical Completion Date.

20.1.1.2 Willbros shall be entitled to an adjustment to the Guaranteed Maximum Price for any delay or prevention that meets the requirements of Paragraph 20.1.1, if such delay or prevention occurs for a continuous period of at least five (5) days in any thirty (30) day period. If Willbros is entitled to such adjustment to the Guaranteed Maximum Price, the adjustment to the Guaranteed Maximum Price shall only include reimbursement for the standby time for Willbros’ employees and Willbros Equipment and other standby expenses which are incurred by Willbros after the expiration of such five (5) day period and which are caused by such Force Majeure and the effects thereof. Willbros shall take all reasonable measures, pursuant to Paragraph 20.4, to mitigate the standby and other Force Majeure costs it incurs, and shall cooperate with Cheniere to help overcome such Force Majeure event. Reimbursement for such standby expenses and other Force Majeure costs shall be subject to an aggregate amount of One Million Five Hundred Thousand Dollars (U.S.$ 1,500,000).

20.1.2	Cheniere Relief. Subject to Paragraph 20.1.3, Cheniere’s obligations under this Agreement shall be suspended to the extent that performance of such obligations is delayed by Force Majeure, but only if Cheniere notifies Willbros of the existence of such event of Force Majeure within fourteen (14) days after its occurrence and complies with the mitigation requirements in Paragraph 20.4.

20.1.3	Payment Obligations: No obligation of a Party to pay moneys under or pursuant to this Agreement shall be excused by reason of Force Majeure.

20.2	Cheniere-Caused Delay: Should Cheniere or any person or entity acting on behalf of or under the control of Cheniere (including to any third party contractors working in connection with the Project) delay the commencement, prosecution or completion of the Work, and if such delay is not in any way attributable to Willbros or its Subcontractors or Vendors but is caused by (a) Cheniere’s or such person or entity’s active interference in the Work, (b) Cheniere’s ordering a Change in the Work (provided that a Change Order has been issued in accordance with Paragraph 9), or (c) Cheniere’s or such person or entity’s failure to perform its material obligations pursuant to this Agreement, including the failure to provide access to the Work Site in accordance with Paragraph 5.2, then Willbros shall be entitled to an adjustment in the Guaranteed Maximum Price and an extension to the Scheduled Mechanical Completion Date if (i) such delay affects the performance of any Work that is on the critical path of the Work Plan, (ii) such delay causes Willbros to complete the Work beyond the Scheduled Mechanical Completion Date, (iii) Willbros is unable to proceed with other portions of the Work so as not to cause a delay in the Scheduled Mechanical Completion Date and (iv) Willbros complies with the notice and Change Order request requirements in Paragraph 14.1 and the mitigation requirements of Paragraph 20.4. Any adjustment to the Guaranteed Maximum Price shall be for reasonable, additional direct costs incurred by Willbros for such delay meeting the requirements of this Paragraph 20.2, and any adjustments to the Guaranteed Maximum Price or the Project Schedule shall be recorded in a Change Order.

20.3	Delay: For the purposes of Paragraph 20, the term “delay” shall include hindrances, disruptions or obstructions, or any other similar term in the industry and the resulting impact from such hindrances, disruptions or obstructions, including inefficiency, impact, or lost production.

20.4	Obligation to Mitigate Delay: At all times in the event of a delay, the Parties shall take reasonable actions to mitigate such delay.

21. LIQUIDATED DAMAGES

21.1	Liquidated Damages: If Mechanical Completion occurs after the Scheduled Mechanical Completion Date, Willbros shall pay Cheniere in amounts according to the following schedule for each day of delay until Mechanical Completion occurs (“Liquidated Damages”):

21.1.1	one (1) through thirty (30) days after the Scheduled Mechanical Completion Date: Zero U.S. Dollars ($0) per day; and

21.1.2	thirty-one (31) days through sixty (60) days inclusive after the Scheduled Mechanical Completion Date at Five Thousand Dollars ($5,000) per day;

21.1.3	sixty-one (61) days through ninety (90) days inclusive after the Scheduled Mechanical Completion Date at Seven Thousand Dollars ($7,000) per day; and

21.1.4	ninety-one (91) days and thereafter until Mechanical Completion is achieved at Ten Thousand Dollars ($10,000) per day.

Provided, however, in no event shall such Liquidated Damages exceed the total sum of Five Hundred Sixty Thousand Dollars ($560,000), provided that such limitation of liability shall not be construed to limit Willbros’ other obligations or liabilities under this Agreement (including its obligations (i) to complete the Work for the compensation provided under this Agreement, (ii) to perform all Work required to achieve Start-up and Project Completion, and (iii) with respect to Warranties), nor shall such limitation of liability apply in the event of Willbros’ willful misconduct (including the willful refusal to perform the Work, willful delay in performing the Work or abandonment of the Work) or gross negligence.

21.2	Liquidated Damages Not a Penalty: It is expressly agreed that Liquidated Damages payable under this Agreement do not constitute a penalty and that the Parties, having negotiated in good faith for such specific Liquidated Damages and having agreed that the amount of such Liquidated Damages is reasonable in light of the anticipated harm caused by the breach related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy, are estopped from contesting the validity or enforceability of such Liquidated Damages. In the event any Liquidated Damages are held to be unenforceable due to the urging by or on behalf of any member of the Willbros Group, Willbros specifically agrees to pay Cheniere all actual damages incurred by Cheniere in connection with such breach, including any and all consequential damages (such as loss of profits and revenues, business interruption, loss of opportunity and use) and all costs incurred by Cheniere in proving the same.

21.3

Payment of Liquidated Damages: With respect to any Liquidated Damages that accrue, Cheniere, at its sole discretion, may either (i) invoice Willbros for such owed Liquidated Damages, and within thirty (30) days of Willbros’ receipt of such invoice, Willbros shall pay Cheniere Liquidated Damages, or (ii) withhold from Willbros amounts that are otherwise due and payable to Willbros in the amount of such Liquidated Damages. In addition, with respect to the achievement of Mechanical Completion, Willbros shall pay Cheniere all Liquidated Damages, if any, owed under this Agreement as a condition precedent to achieving such Mechanical Completion.

22. PUBLICITY RELEASES

Should Willbros or any of its Subcontractors or Vendors desire to publish or release any publicity or public relations materials of any kind relating to the Agreement specifically or the Project generally, Willbros shall first submit such material to Cheniere for review. Willbros shall not publish or release any such material without Cheniere’s prior consent, such consent not to be unreasonably withheld.

23. GOVERNING LAW

It is understood that the Agreement is governed by the laws of the State of Texas except to the extent its conflict of law principles would refer to the law of another jurisdiction, the Parties acknowledge that the laws of Louisiana govern the rights and obligations of the Parties as to the validity and enforcement of mechanics’ and materialmen’s liens. Only to the extent that either Party may seek relief of the courts pursuant to this Agreement, Cheniere and Willbros each hereby submit to the exclusive jurisdiction of the federal and state courts located in Houston, Texas, and agree that service of process may be affected upon them by delivery to the addresses given in the Signature Document.

24. GENERAL PROVISIONS

24.1	Assignment: The Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties to the Agreement. The Agreement may neither be assigned nor transferred by either Party, either in whole or in part, without first obtaining the written consent of the other Party, and any attempt to make such an assignment shall be void; provided, however, that Willbros reserves the right to pledge or assign its rights to payment under this Agreement in accordance with its agreements with its lenders; provided further, however, that in no event shall a pledge or assignment of rights to payment by Willbros create or impose any additional obligation on Cheniere or otherwise void or preclude any rights or privileges of Cheniere or any member of the Cheniere Group under this Agreement. Notwithstanding the foregoing, Cheniere may freely assign this Agreement, in whole or in part, without Willbros’ consent to any affiliate or successor of Cheniere or to any third party making a loan to Cheniere or purchasing the Project.

24.2

Ownership and Transfer: Cheniere represents that, once title is transferred as provided in this Agreement, it is the sole owner of the Project. Cheniere further agrees that any future transferee of any interest in the Project will be subject to the releases and limitations of liability set forth in the Agreement such that the total aggregate liability of Willbros to

Cheniere and such recipients shall not exceed, relative to any transferee, the limits of liability set forth in the Agreement.

24.3	No Waiver: No benefit or right accruing to either Party under the Agreement shall be waived unless the waiver is reduced to writing and signed by both Parties. The waiver, in one instance, of any act, condition or requirement stipulated in the Agreement shall not constitute a continuing waiver or a waiver of any act, condition or requirement or a waiver of the same act, condition or requirement in other instances, unless specifically so stated.

24.4	Status of Willbros: Willbros shall be and always remain an independent contractor with respect to the Work performed under the Agreement. Neither Willbros, its Subcontractors, its Vendors, nor the Willbros Personnel shall be deemed to be the servants, agents or employees of Cheniere. Willbros shall exercise control, management and direction over the details and means of performing the Work and shall be subject to the directions of Cheniere only with respect to the scope and general results required.

24.5	Third Party Beneficiaries: This Agreement shall not be deemed for the benefit of any third party nor shall it give any person not a Party to the Agreement any right to enforce its provisions.

24.6	Survival: The provisions of Paragraphs 9.6, 10, 11, 12, 13, 14, 16, 17, 18, 19, 20 and 23 shall survive the final settlement or termination of the Agreement, for whatever reason.

24.7	Severability: Any term or provision of the Agreement judicially determined to be invalid or unenforceable to any entity or circumstance shall be deemed, to such extent, invalid or unenforceable, but the remainder of the Agreement shall remain unaffected and be enforceable according to its terms.

24.8	Headings: The headings hereof shall not be considered in interpreting the text of the Agreement and are inserted for convenience of reference only.

24.9	Further Assurances: Each Party shall perform the acts and execute and deliver the documents and give reasonable assurances necessary to give effect to the provisions of the Agreement; provided that Cheniere shall only be required to give any such assurances upon a material change in the creditworthiness of Cheniere or upon any other significant adverse change to Cheniere. Any assurances required under this Paragraph 24.9 shall not involve the assumption of obligations greater than those provided for in this Agreement.

24.10

Entire Agreement: This Agreement supersedes all previous quotations, proposals, letter agreements, contracts, agreements, understandings and correspondence between the Parties regarding the Work, and constitutes the entire agreement between the Parties concerning the Work. Notwithstanding the foregoing, the Parties acknowledge that the Letter Agreement shall be simultaneously executed with this Agreement. No promise, agreement, representation or modification to the Agreement shall be of any force or effect between the Parties unless expressly set forth or provided for in the Agreement, a Change Order or an Amendment.

24.11	Interpretation: The word “include” or “including” shall mean including without limitation. The words “hereof”, “herein”, “hereunder” and “hereto” refer to the Agreement as a whole, including the Schedules, and not to any particular provision of the Agreement unless expressly indicated. Unless the context clearly requires otherwise, references to the plural include the singular and the singular the plural. References to “days” or a “day” shall mean a calendar day, unless otherwise stated. Where a Party’s approval or acceptance is required, such approval or acceptance shall not be unreasonably delayed.

24.12	Lender Requirements: In addition to other assurances provided in this Agreement, Willbros acknowledges that Cheniere has obtained or may obtain financing, which may be project financing, associated with the Work, and Willbros agrees to cooperate with Cheniere and Cheniere’s lenders in connection with such Project financing, including entering into direct agreements with such lenders, as reasonably required by such lenders, covering matters that are customary in project financings of this type such as lender assignment or security rights with respect to this Agreement, consent agreements, opinions of counsel, direct notices to lender and lender’s independent engineer, step-in/step-out rights, access by lender’s representative, including lender’s independent engineer, and other matters applicable to such Project financing. Willbros shall cooperate with any independent engineer retained by Cheniere’s lender(s) in the conduct of such independent engineers’ duties in relation to the Project, including the Work. No review, approval or disapproval by any independent engineer shall serve to reduce or limit the liability of Willbros to Cheniere under this Agreement.

24.13	Counterparts: This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by each of the Parties. Facsimile signatures shall be deemed as effective as original signatures.

24.14	Priority. The documents that form this Agreement are listed below in order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last. Subject to Paragraph 1.6 under the definition of Applicable Codes and Standards regarding conflicts or inconsistencies between any Applicable Codes and Standards, in the event of any conflict or inconsistency between a provision in one document and a provision in another document, the document with the higher priority shall control. In the event of a conflict or inconsistency between provisions contained within the same document, then the provision that requires the highest standard of performance on the part of Willbros shall control. This Agreement is composed of the following documents, which are listed in priority:

24.14.1	Change Orders or Amendments to this Agreement;

24.14.2	The Signature Document;

24.14.3	This Schedule “A”; and

24.14.4	All other Schedules and Attachments to this Agreement.

END OF SCHEDULE “A”

ATTACHMENT I

WILLBROS’ PARENT GUARANTEE

This GUARANTEE (this “Guarantee”) effective February 01, 2006, is made by Willbros USA, Inc. organized under the laws of the State of Delaware (“Guarantor”), in favor of Cheniere Sabine Pass Pipeline Company, a company organized under the laws of the State of Delaware (“Owner,” and, together with Guarantor, each a “Party” and, collectively, the “Parties”). Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, Owner has agreed to enter into the Agreement for the Engineering, Procurement and Construction of the 42-inch Sabine Pass Pipeline dated February 01, 2006, with Willbros Engineers, Inc. (“Willbros”) for the engineering, procurement, construction, commissioning, start-up and testing of the 42-inch Sabine Pass Pipeline Project (the “Project”) located in Cameron Parish, Louisiana and a letter agreement dated February 01, 2006, with Willbros (collectively, the “Agreement”), which are hereby incorporated by reference in this Guarantee and made a part hereof; and

WHEREAS, Willbros is a subsidiary of Guarantor; and

WHEREAS, it is a condition to Owner and Willbros’ entering into the Agreement that Guarantor execute and deliver this Guarantee.

NOW THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Guarantee.

(a) On the terms and subject to the conditions contained herein, Guarantor hereby unconditionally and irrevocably guarantees, to and for the benefit of Owner, the full and punctual performance and payment, as and when each such payment or performance becomes due (whether at the stated due date, by acceleration or otherwise), by or on behalf of Willbros of any and all obligations or amounts owed by Willbros to Owner in connection with and to the extent provided for in the Agreement (the “Guaranteed Obligations”). The Guaranteed Obligations of Guarantor hereunder are direct and primary obligations.

(b) This Guarantee is an unconditional, present, and continuing guarantee of performance and payment, and not of collection, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or payment by Willbros or upon any other event, contingency or circumstance whatsoever, and shall remain in full force and effect and be binding upon and against Guarantor and its successors and permitted assigns (and shall inure to the benefit of Owner and its successors, endorsees, transferees, and permitted assigns), without regard to the validity or enforceability of the Agreement. If, for any reason, Willbros shall fail or be unable duly, punctually, and fully to perform or pay, as and when such performance or payment is due, any of the Guaranteed Obligations, Guarantor shall promptly perform or pay, or cause to be performed or paid, such Guaranteed Obligations.

(c) Guarantor agrees that any judgment from any litigation (or any award resulting from any arbitration, if Owner and Willbros should agree to arbitrate) between Willbros and Owner under the Agreement (whether in contested litigation or arbitration, by default or otherwise) shall be conclusive and binding on the Parties for the purposes of determining Guarantor’s obligations under the Guarantee.

(d) Guarantor further agrees to pay to Owner any and all costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel), and damages which may be paid or incurred by Owner in enforcing any rights with respect to this Guarantee, including, without limitation, collecting against Guarantor under this Guarantee.

2. Obligations Unconditional, Continuing; Etc.

Guarantor agrees that the obligations of Guarantor set forth in this Guarantee shall be direct obligations of Guarantor, and such obligations shall be irrevocable and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance with its obligations hereunder) based upon any claim Guarantor or any other person may have against Owner or any other person and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected or impaired by, any circumstance or condition whatsoever (other than full and strict compliance by Guarantor with its obligations hereunder) (whether or not Guarantor shall have any knowledge or notice thereof), including, without limitation: (i) any amendment or modification of or supplement to or other change in the Agreement or any other document, including, without limitation, any change order, renewal, extension, acceleration or other changes to payment terms thereunder; (ii) any failure, omission or delay on the part of Owner or any other person to confirm or comply with any term of the Agreement, (iii) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of the Agreement or any other document or any obligation or liability of Owner or any other person, or any exercise or non-exercise of any right, remedy, power, or privilege under or in respect of any such instrument or agreement or any such obligation or liability, other than as expressly set forth in writing executed by Owner and Guarantor; (iv) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, or similar proceeding with respect to Owner, Willbros or any other person or any of their respective properties, or any action taken by any trustee or receiver or by any court in any such proceeding; (v) any discharge, termination, cancellation, invalidity or unenforceability, in whole or in part, of the Agreement or any other document or any term or provision thereof; (vi) any merger or consolidation of Guarantor or Willbros into or with any other person or any sale, lease, or transfer of all or any of the assets of Guarantor or Willbros; (vii) any change in the ownership of Guarantor or Willbros; (viii) any winding up or dissolution of Willbros; or (ix) to the extent permitted under Applicable Law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of guarantor or surety or which might otherwise limit recourse against Guarantor. Guarantor reserves the right to (a) set-off against any payment that has become due and payable by the Owner to Willbros under the Agreement and (b) assert defenses which Willbros may have under or with respect to the Agreement to performance of any Guaranteed Obligations other than defenses arising from the bankruptcy or insolvency of Willbros or Willbros’ failure to have the authority to (x) execute or deliver the Agreement or (y) perform its obligations under the Agreement. The Guaranteed Obligations constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, Guarantor agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, Willbros shall fail to perform obligations or pay amounts owed by Willbros under the Agreement and that notwithstanding the recovery hereunder for or in respect of any given failure to so comply by Willbros under the Agreement, this Guarantee shall remain in full force and effect and shall apply to each and every subsequent such failure.

3. Reinstatement. Guarantor agrees that this Guarantee shall be automatically reinstated with respect to any payment made by or on behalf of Willbros pursuant to the Agreement if and to the extent that such payment is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

4. Waiver of Demands, Notices; Etc. Guarantor hereby unconditionally waives, to the extent permitted by Applicable Law: (i) notice of any of the matters referred to in Paragraph 2 hereof; (ii) all notices which may be required by Applicable Law, or otherwise, now or hereafter in effect, to preserve any rights against Guarantor hereunder, including, without limitation, any demand, proof, or notice of non-payment or non-performance of any Guaranteed Obligation; (iii) any right to the enforcement, assertion, or exercise of any right, remedy, power, or privilege under or in respect of the Agreement; (iv) notice of acceptance of this Guarantee, demand, protest, presentment, notice of failure of performance or payment, and any requirement of diligence; (v) any requirement to exhaust any remedies or to mitigate any damages resulting from failure of performance or payment by Willbros under the Agreement or by any other person under the terms of the Agreement; and (vi) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release, or defense of a guarantor or surety, or which might otherwise limit recourse against Guarantor.

5. No Subrogation. Notwithstanding any performance, payment or payments made by Guarantor hereunder (or any set-off or application of funds of Guarantor by Owner), Guarantor shall not be entitled to be subrogated to any of the rights of Willbros or of any rights of Owner hereunder, or any collateral, security, or guarantee or right of set-off held by Owner, for the performance or payment of the obligations guaranteed hereunder, nor shall Guarantor seek or be entitled to assert or enforce any right of contribution, reimbursement, indemnity or any other right to payment from Willbros as a result of Guarantor’s performance of its obligations pursuant to this Guarantee until all Guaranteed Obligations are performed or paid in full. If any amount shall be paid to Guarantor on account of such subrogation, contribution, reimbursement or indemnity rights at any time when all of the Guaranteed Obligations and all amounts owing hereunder shall not have been performed and paid in full, such amount shall be held by Guarantor in trust for Owner, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Owner in the exact form received by Guarantor (duly endorsed by Guarantor to Owner, if required), to be applied against the Guaranteed Obligations, whether or not matured, in such order as Owner may determine.

6. Representations and Warranties. Guarantor represents and warrants that:

(a) it is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Guarantee;

(b) the execution, delivery and performance of this Guarantee will not conflict with, violate or breach the terms of any agreement of Guarantor;

(c) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guarantee; and

(d) this Guarantee, when executed and delivered, will constitute a valid and legally binding agreement of Guarantor, except as the enforceability of this Guarantee may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity as they apply to the Guarantor.

7. Miscellaneous.

(a) This Guarantee shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Guarantor may not assign or transfer this Guarantee or any rights or obligations hereunder without Owner’s prior written consent. Owner may assign this Guarantee, in whole or part, to any of its affiliates or co-venturers or to any person jointly controlled by Owner and any co-venturers. Furthermore, Owner may assign, pledge and/or grant a security interest in this Guarantee to any lender without Guarantor’s consent. Except as otherwise provided in this Paragraph 7, nothing herein, express or implied, is intended or shall be construed to confer upon or to give to any person other than the Parties hereto any rights, remedies, or other benefits.

(b) This Guarantee shall be governed by, and construed in accordance with, the laws of the state of Texas, without giving effect to the principles thereof relating to conflicts of law.

(c) The Parties agree that any claim, dispute, controversy, difference, disagreement, or grievance (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, connected with, or relating in any way to this Guarantee (including, without limitation, the construction, validity, interpretation, termination, enforceability or breach of this Guarantee, the relationship of the Parties established by this Guarantee, or any dispute over arbitrability or jurisdiction) (“Dispute”) shall be decided by final and binding arbitration. Any arbitration held under this Guarantee shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Paragraph 7(c), be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place, provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties and the successors and permitted assigns of any of them. At Owner’s sole option, any other person may be joined as an additional party to any arbitration conducted under this Paragraph 7(c), provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

(d) No modification or amendment of this Guarantee shall be of any force or effect unless made in writing, signed by the Parties hereto, and specifying with particularity the nature and extent of such modification or amendment. This Guarantee constitutes the entire and only understanding and agreement among the Parties hereto with respect to the subject matter hereof and cancels and supersedes any prior negotiations, proposals, representations, understandings, commitments, communications, or agreements, whether oral or written, with respect to the subject matter hereof.

(e) All notices, requests and communications to a Party hereunder shall be in writing (including telecopy and/or fax or similar writing) and shall be sent:

If to Owner:

Graham A. McArthur

Vice President and Treasurer

Cheniere Sabine Pass Pipeline

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Telephone: (713) 659-1361

Fax: (713) 659-5459

If to Guarantor:

Gay S. Mayeux

Vice President and Assistant Treasurer

Willbros USA, Inc.

4400 Post Oak Parkway

Suite 1000

Houston, Texas 77027

Telephone: (713) 403-8147

Fax: (713) 403-8017

or to such other address or telecopy number and with such other copies, as such Party may hereafter reasonably specify by notice to the other Parties. Each such notice, request or communication shall be effective upon receipt, provided that if the day of receipt is not a business day then it shall be deemed to have been received on the next succeeding business day.

(f) The headings of the several provisions of this Guarantee are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guarantee.

(g) No forbearance or delay by Owner in asserting rights against Willbros shall affect or impair in any way Guarantor’s obligations hereunder or the rights of Owner hereunder.

(h) In addition to other assurances provided in this Guarantee, Guarantor acknowledges that Owner has obtained or may obtain project financing associated with the Project and Guarantor agrees to cooperate with Owner and its lenders in connection with such project financing, including, but not limited to, entering into direct agreements with lenders, as required by such lenders, covering matters that are customary in project financings of this type such as lender assignment or security rights with respect to this Guarantee, consent agreements, opinions of counsel, direct notices to lender and lender’s independent engineer, step-in/step-out rights, access by lenders’ representative, including lender’s independent engineer, and other matters applicable to such project financing.

(i) This Guarantee may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Guarantee as of the date first above written.

WILLBROS USA, INC.

By:
Name:
Title:

CHENIERE SABINE PASS PIPELINE COMPANY

By:
Name:
Title:

ATTACHMENT II - 1

PAYMENT BOND

Bond No.______________________________

KNOW ALL MEN BY THESE PRESENTS, that ____________________________ (hereinafter “Principal”) and _______________________________________, incorporated in the state of ________________ and duly authorized to do business in Louisiana, (hereinafter “Surety”), are held and firmly bound unto Cheniere Sabine Pass Pipeline Company (hereinafter “Obligee”), and its representatives, successors and assigns, in the sum of _______________________________ Dollars ($___________) for the payment of which sum well and truly to be made the said Principal and Surety bind themselves, and their respective heirs, administrators, executors, successors and assigns jointly and severally, firmly by these presents.

WHEREAS, Principal has been awarded a contract with Obligee for the project known as the 42-inch Sabine Pass Pipeline Project in Cameron Parish, Louisiana (hereinafter called the “Contract”) and which Contract is hereby referred to and incorporated by express reference as if fully set forth herein.

NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION IS SUCH, that if the Principal shall promptly make payment in full to all persons or entities supplying labor, material, services, utilities and equipment, or any other things in the prosecution of the work provided for in said Contract, and any and all modifications of said Contract that may hereafter be made, and shall indemnify and save harmless said Obligee of and from any and all loss, damage, and expense, including costs and attorneys’ fees, which the said Obligee may sustain by reason of Principal’s failure to do so, then this obligation shall be null and void; otherwise it shall remain in full force and effect.

The Surety agrees that no change, extension of time, alteration, addition, omission, waiver, or other modification of the terms of either the Contract or in the work to be performed, or in the specifications, or in the plans, or in the contract documents, or any forbearance on the part of either the Obligee or Principal to the other, shall in any way affect its obligation on this Bond, and Surety does hereby waive notice of any such changes, extensions of time, alterations, additions, omissions, waivers, or other modifications.

The Principal and the Surety agree that this Bond shall inure to the benefit of all persons or entities as supplying labor, material, services, utilities and equipment, or any other things in the prosecution of the work provided for in said Contract, as well as to the Obligee, and that any of such persons or entities may maintain independent actions upon this Bond in the name of the person or entities bringing any such action.

The parties executing this Bond on behalf of Principal and Surety represent and warrant that they are duly authorized to bind the Principal and Surety respectively.

IN WITNESS WHEREOF, the above bounden parties have executed this instrument under their several seals this _________ day of _________________, 200__ the name and corporate seal of each corporate seal of each corporate party being hereto affixed and these presents duly signed by its undersigned representative, pursuant to authority of its governing body.

PRINCIPAL:

By:
Title:

(Principal’s Address)

Witness

Or Secretary’s Attest
[SEAL]

SURETY:

By:
Title:

(Surety’s Address)

Witness.

Or Secretary’s Attest
[SEAL]

[Attach Power of Attorney executed by attorney-in-fact on behalf of Surety]

ATTACHMENT II - 2

DUAL OBLIGEE RIDER FOR PAYMENT BOND

This Rider is to be attached to and forms a part of Payment Bond No. _____________________ issued by ____________________________ (hereinafter referred to as “Surety”), as Surety, on the ______ day of ___________________, 20__ (“Payment Bond”).

WHEREAS, on or about the ____ day of __________, 200_, ________________________ (hereinafter called the “Principal”), entered into a written agreement with              (hereinafter called the “Primary Obligee”) for the construction of _____________________ (hereinafter called the “Contract”); and

WHEREAS, the Principal and the Surety executed and delivered to said Primary Obligee the Performance Bond No. _______ (“Performance Bond”) in connection with the Contract; and

WHEREAS, the Primary Obligee has requested the Principal and the Surety to execute and deliver this Dual Obligee Rider for Payment Bond and the Principal and the Surety have agreed to do so.

NOW, THEREFORE, the undersigned hereby agree and stipulate that Cheniere Sabine Pass Pipeline Company shall be a named obligee (hereinafter referred to as “Additional Obligee”) to the Payment Bond, subject to the conditions set forth below:

1. In the event of a material default in payment by the Primary Obligee to the Principal under the terms of the Contract, the right of the Additional Obligee to recover hereunder shall be subject to the condition that the Additional Obligee remedies said material payment default and thereafter continues to make payment to the Principal as required under the terms of the Contract.

2. The aggregate liability of the Surety under the Payment Bond, to any or all of the obligees (Primary and Additional Obligees), as their interests may appear, is limited to the total penal sum of the Payment Bond.

Signed, sealed and dated this ______ day of _____________________, 20__.

PRINCIPAL:

By:
Title:

(Principal’s Address)

Witness

Or Secretary’s Attest
[SEAL]

SURETY:

By:
Title:

(Surety’s Address)

Witness.

Or Secretary’s Attest
[SEAL]

[Attach Power of Attorney executed by attorney-in-fact on behalf of Surety]

ATTACHMENT II - 3

PERFORMANCE BOND

Bond No.________________________________

KNOW ALL MEN BY THESE PRESENTS, that ____________________________ (hereinafter “Principal”) and ____________________________________, incorporated in the state of and duly authorized to do business in Louisiana (hereinafter “Surety”), are held and firmly bound unto Cheniere Sabine Pass Pipeline Company (hereinafter “Obligee”), and its representatives, successors and assigns, in the sum of __________ Dollars ($___________) for the payment of which sum well and truly to be made the said Principal and Surety bind themselves, and their respective heirs, administrators, executors, successors and assigns jointly and severally, firmly by these presents.

WHEREAS, Principal has been awarded a contract with Obligee for the project known as the 42-inch Sabine Pass Pipeline Project in Cameron Parish, Louisiana (hereinafter called the “Contract”) and which Contract is hereby referred to and incorporated by express reference as if fully set forth herein.

NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION IS SUCH, that if the above bounden Principal shall well and truly perform all the work, undertakings, covenants, terms, conditions, and agreements of said Contract within the time provided therein and any extensions thereof that may be granted by Obligee, and during the life of any obligation, guaranty or warranty required under said Contract, and shall also well and truly perform all the undertakings, covenants, terms, conditions, and agreements of any and all modifications of said Contract that may hereafter be made, and shall indemnify and save harmless said Obligee of and from any and all loss, damage, and expense, including costs and attorneys’ fees, which the Obligee may sustain by reason of Principal’s failure to do so, then this obligation shall be null and void; otherwise it shall remain in full force and effect.

The Surety agrees that no change, extension of time, alteration, addition, omission, waiver, or other modification of the terms of either the Contract or in the work to be performed, or in the specifications, or in the plans, or in the contract documents, or any forbearance on the part of either the Obligee or Surety to the other, shall in any way affect said Surety’s obligation on this Bond, and said Surety does hereby waive notice of any such changes, extensions of time, alterations, additions, omissions, waivers, or other modifications. The parties executing this Bond on behalf of Principal and Surety represent and warrant that they are duly authorized to bind the Principal and Surety respectively.

IN WITNESS WHEREOF, the above bounden parties have executed this instrument under their several seals this _______ day of __________________, 200_, the name and corporate seal of each corporate seal of each corporate party being hereto affixed and these presents duly signed by its undersigned representative, pursuant to authority of its governing body.

PRINCIPAL:

By:
Title:

(Principal’s Address)

Witness

Or Secretary’s Attest
[SEAL]

SURETY:

By:
Title:

(Surety’s Address)

Witness.

Or Secretary’s Attest
[SEAL]

[Attach Power of Attorney executed by attorney-in-fact on behalf of Surety]

ATTACHMENT II - 4

DUAL OBLIGEE RIDER FOR PERFORMANCE BOND

This Rider is to be attached to and forms a part of Performance Bond No. ___________________ issued by ____________________________ (hereinafter referred to as “Surety”), as Surety, on the ______ day of ___________________, 20__ (“Performance Bond”).

WHEREAS, on or about the ____ day of __________, 200_, ____________________________ (hereinafter called the “Principal”), entered into a written agreement with ____________________________ (hereinafter called the “Primary Obligee”) for the construction of _____________________ (hereinafter called the “Contract”); and

WHEREAS, the Principal and the Surety executed and delivered to said Primary Obligee the Payment Bond No. ____________ (“Payment Bond”) in connection with the Contract; and

WHEREAS, the Primary Obligee has requested the Principal and the Surety to execute and deliver this Dual Obligee Rider for Performance Bond and the Principal and the Surety have agreed to do so.

NOW, THEREFORE, the undersigned hereby agree and stipulate that Cheniere Sabine Pass Pipeline Company shall be a named obligee (hereinafter referred to as “Additional Obligee”) to the Performance Bond, subject to the conditions set forth below:

1. In the event of a material default in performance by the Primary Obligee to the Principal under the terms of the Contract, the right of the Additional Obligee to recover hereunder shall be subject to the condition that the Additional Obligee remedies said material performance default and thereafter continues to perform as required under the terms of the Contract.

2. The aggregate liability of the Surety under the Performance Bond, to any or all of the obligees (Primary and Additional Obligees), as their interests may appear, is limited to the total penal sum of the Performance Bond.

Signed, sealed and dated this ______ day of _____________________, 20__.

PRINCIPAL:

By:
Title:

(Principal’s Address)

Witness

Or Secretary’s Attest
[SEAL]

SURETY:

By:
Title:

(Surety’s Address)

Witness.

Or Secretary’s Attest
[SEAL]

[Attach Power of Attorney executed by attorney-in-fact on behalf of Surety]

ATTACHMENT III

MECHANICAL COMPLETION CERTIFICATE

Date: ______________________________

Cheniere Sabine Pass Pipeline Company

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Richard E. Keyser

Re:	Mechanical Completion Certificate – Sabine Pass Pipeline Project Contract, dated as of February 01, 2006 (the “Agreement”), by and between Cheniere Sabine Pass Pipeline Company (“Cheniere”) and Willbros Engineers, Inc. (“Willbros”)

Pursuant to Paragraph 8.1 of the Agreement, Willbros hereby certifies that it has completed all requirements under the Agreement for Mechanical Completion with respect to the Sabine Pass Pipeline Project (“Project”), including: (a) the Work is approved by Cheniere as being ready for pre-commissioning and/or commissioning; (b) Willbros has delivered to Cheniere a set of original test and inspection certificates, including hydrostatic test reports, materials documentation, MAOP establish records, and internal geometry pig results; (c) Willbros has completed all construction, procurement, fabrication, assembly, erection, installation and testing, including final pipeline hydrostatic tests for the pipeline and all appropriate appurtenances to ensure that such systems were correctly constructed, procured, fabricated, assembled, erected, installed and tested and are capable of being operated safely and reliably within the requirements contained in this Agreement; (d) Willbros hereby delivers this Mechanical Completion Certificate as required under Paragraph 8.1 of the Agreement; (e) Willbros has dewatered and dried the pipeline to a dewpoint of negative forty degrees Fahrenheit (-40ºF); (f) Willbros has completed all Exception Items in accordance with Paragraph 8.1 of the Agreement; and (g) Willbros has performed all other obligations required under the Agreement for Mechanical Completion.

Willbros	certifies that it achieved all requirements under the Agreement for Mechanical Completion on , 200__.

Attached is all documentation required to be provided by Willbros under the Agreement to establish that Willbros has achieved all requirements under the Agreement for Mechanical Completion, including the required final pipeline hydrostatic test reports, materials documentation, MAOP establish records, and internal geometry pig results.

IN WITNESS WHEREOF, Willbros has caused this Mechanical Completion Certificate to be duly executed by its authorized representative and delivered as of the date first written above.

WILLBROS ENGINEERS, INC.

By:
Name:
Title:	Willbros’ Authorized Representative
Date:

cc:	Cheniere Sabine Pass Pipeline Company

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Allan Bartz

ATTACHMENT IV

PROJECT COMPLETION CERTIFICATE

Date: ____________________________

Cheniere Sabine Pass Pipeline Company

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Richard E. Keyser

Re:	Project Completion Certificate – Sabine Pass Pipeline Project Contract, dated as of February 01, 2006 (the “Agreement”), by and between Cheniere Sabine Pass Pipeline Company (“Cheniere”) and Willbros Engineers, Inc. (“Willbros”)

Pursuant to Paragraph 8.3 of the Agreement, Willbros hereby certifies that it has completed all requirements under the Agreement for Project Completion with respect to the Sabine Pass Pipeline Project (“Project”), including: (a) the successful achievement of Mechanical Completion of all systems for the Project; (b) the successful achievement of Start-up of all systems for the Project; (c) delivery by Willbros of all documentation required to be delivered under this Agreement, including any Work Product, Cheniere’s Confidential Information and other documentation; (d) delivery by Willbros to Cheniere of fully executed Final Lien and Claim Waivers in the form of Schedule “A”, Attachment X – Part 2 of the Agreement; (e) removal from the Work Site all of Willbros Personnel, supplies, waste, materials, rubbish and temporary facilities and restoration of the Work Site to its natural conditions in accordance with this Agreement, Applicable Law and Applicable Codes and Standards or any other requirements of any Governing Authority; (f) Willbros hereby delivers this Project Completion Certificate as required under Paragraph 8.3 of the Agreement; (g) delivery by Willbros to Cheniere of evidence acceptable to Cheniere that all Subcontractors and Vendors have been fully and finally paid, including fully executed Final Lien and Claim Waivers from all Subcontractors and Major Vendors in the form of Schedule “A”, Attachment X – Part 4 of the Agreement; (h) Willbros has completed all Exception Items in accordance with Paragraph 8.3 of the Agreement; and (i) performance of all other obligations required by the Agreement for Project Completion.

Willbros certifies that it achieved all requirements under the Agreement for Project Completion on                    , 200__.

Attached is all documentation required to be provided by Willbros under the Agreement to establish that Willbros has achieved all requirements under the Agreement for Project Completion, including the required Willbros, Subcontractor, and Major Vendor Lien and Claim Waivers.

IN WITNESS WHEREOF, Willbros has caused this Project Completion Certificate to be duly executed by its authorized representative and delivered as of the date first written above.

WILLBROS ENGINEERS, INC.

By:
Name:
Title:	Willbros’ Authorized Representative
Date:

cc:	Cheniere Sabine Pass Pipeline Company

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Allan Bartz

ATTACHMENT V

START-UP CERTIFICATE

Cheniere Sabine Pass Pipeline Company

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Richard E. Keyser

Re:	Start-up Certificate – Sabine Pass Pipeline Project Contract, dated as of February 01, 2006 (the “Agreement”), by and between Cheniere Sabine Pass Pipeline Company (“Cheniere”) and Willbros Engineers, Inc. (“Willbros”)

Pursuant to Paragraph 8.2 of the Agreement, Willbros hereby certifies that it has completed all requirements under the Agreement for Start-up with respect to the Sabine Pass Pipeline Project (“Project”), including: (a) the successful achievement of Mechanical Completion of all systems for the Project; (b) Cheniere has purged the Project with either natural gas or nitrogen with assistance and support from Willbros as requested; (c) Willbros has completed all Exception Items in accordance with Paragraph 8.2 of the Agreement; and (d) performance of all other obligations required by the Agreement for Start-up.

Willbros certifies that it achieved all requirements under the Agreement for Start-up on                     , 200__.

Attached is all documentation required to be provided by Willbros under the Agreement to establish that Willbros has achieved all requirements under the Agreement for Start-up, including documentation evidencing the completion of all Exception Items required under Paragraph 8.2.

IN WITNESS WHEREOF, Willbros has caused this Start-up Certificate to be duly executed by its authorized representative and delivered as of the date first written above.

WILLBROS ENGINEERS, INC.

By:
Name:
Title:	Willbros’ Authorized Representative
Date:

cc:	Cheniere Sabine Pass Pipeline Company

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Allan Bartz

ATTACHMENT VI

CHANGE ORDER FORM

PROJECT NAME: 42-inch Sabine Pass Pipeline Project

COMPANY: Cheniere Sabine Pass Pipeline Company	CHANGE ORDER NUMBER: ________________

CONTRACTOR: Willbros Engineers, Inc.	DATE OF CHANGE ORDER: ________________

DATE OF AGREEMENT: February 01, 2006

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Adjustment to price under the Agreement:
The original Guaranteed Maximum Price was		$67,670,200
Net change by previously authorized Change Orders (#________)	$	______
The Guaranteed Maximum Price prior to this Change Order was	$	______
The Guaranteed Maximum Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$	______
The new Guaranteed Maximum Price including this Change Order will be	$	______

Adjustment to dates:

The Preparation and Material Receipt Commencement Date will be (increased)(decreased)(unchanged) by ________ (__) calendar days and as a result of this Change Order is now: __________________, 20__.

The Construction Commencement Date will be (increased)(decreased)(unchanged) by ________ (__) calendar days and as a result of this Change Order is now: __________________, 20__.

The Scheduled Mechanical Completion Date will be (increased)(decreased)(unchanged) by ________ (__) calendar days and as a result of this Change Order is now: __________________, 20__.

Other impacts to liability or obligation of Willbros or Cheniere under the Agreement:

Upon execution of this Change Order by Cheniere and Willbros, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Cheniere’s Authorized Representative and Willbros’ Authorized Representative.

CHENIERE SABINE PASS PIPELINE COMPANY	WILLBROS ENGINEERS, INC.

Name	Name

Cheniere’s Authorized Representative	Willbros’ Authorized Representative
Title	Title

Date of Signing	Date of Signing

ATTACHMENT VII

APPROVED SUBCONTRACTORS AND VENDORS LIST

The following Subcontractors and Vendors each having subcontracts or purchase orders of any tier are approved Subcontractors and Vendors for the following portions of the Work:

I.	Subcontractors

Construction Subcontractors:

•	Willbros RPI, Inc.

•	Sunland Construction, Inc.

•	Associated Pipe Line Contractors, Inc.

•	Gregory & Cook Construction, Inc.

•	U.S. Pipeline, Inc.

Geotechnical Investigation:

•	Louis J. Capozzoli & Associates, Inc.

•	Professional Service Industries, Inc. (PSI)

•	Terracon Consultants, Inc.

•	Tulonay-Wong Engineers, Inc.

Cathodic Protection System Design:

•	Corrpro Co., Inc.

•	Mears/CPG, LLC

•	MESA Products, Inc.

Pipeline Civil Surveying:

•	Charley Foster & Associates

•	Lonnie Harper & Associates

II.	Vendors

Pipe Mills, DSAW:

•	Oregon Steel-Spiral Weld

•	Oregon Steel/Campipe-DSAW Long Seam

•	Europipe/Berg

•	ILVA (Taronto, Italy)

•	IPSCO, Inc.

•	Corinth Pipe Works S.A. (CPW)

Pipe Mills, ERW:

•	American Steel Pipe

•	Stupp/Manesmann

•	LaBarge

•	IPSCO, Inc.

•	Lone Star

Valves, Ball Mainline:

•	Cooper-Cameron/Grove/Modern Supply

•	Delta Valve (Valvitralia Group-Italy)

•	SISCO Specialty Products, Inc.

•	Power Valve International

Valves, Control:

•	Fisher

•	Masoneilan

General Pipe, Valves and Fittings:

•	McJunkin

•	Wilson Supply

•	Redman Supply

Bolts, Stud and Gaskets:

•	McJunkin

•	Wilson Supply

•	Redman Supply

Fittings and Flanges (Hy Yield):

•	SISCO

•	LaBarge

•	Wilson Supply

Bends, Induction:

•	Bend Tec

•	Shaw

•	International Piping Systems

•	American Pipe Bending

Pig Signal:

•	TD Williams

Launch/Receiver Package:

•	Sagebrush

•	Pickett

•	Big Inch

Regulator Package:

•	Sagebrush

•	Pickett

•	Big Inch

ATTACHMENT VIII

ORGANIZATIONAL CHART

ATTACHMENT IX

CHENIERE’S HEALTH, SAFETY AND ENVIRONMENTAL POLICIES

1.	General Guidelines

Health, safety and safeguarding of the environment are within Cheniere’s core values. Willbros shall take into consideration health, safety and the environment (“HSE”) throughout execution of the Work.

The minimum approach to the management of HSE issues is generally described in this Attachment IX, and Willbros shall comply with such minimum requirements and, to the extent possible, maintain the highest level of HSE stewardship for Work of this nature during the execution of the Work. At a minimum, the Work and Willbros’ HSE activities and plans shall comply with: (i) all Applicable Codes and Standards; (ii) all Applicable Laws, including 29 C.F.R. Part 1910, CERCLA, SARA, and all other applicable environmental laws, regulations and requirements; (iii) the FERC Certificate, and (iv) the most current FERC-authorized Wetland and Waterbody Construction and Mitigation Procedures and the Upland Erosion Control, Re-vegetation, and Maintenance Plan.

2.	Safety Management

Cheniere’s general HSE policies shall apply to Willbros and its Subcontractors and Vendors performing Work at the Work Site, and shall apply to the fullest extent practical at all other sites where Work is being performed for Cheniere or where Cheniere personnel are involved.

Willbros shall pay the highest regard to safety and shall conform to all safety-related requirements set forth in the Agreement, including this Attachment IX and Schedule “D”.

Willbros shall be responsible for the safe performance of the Work under the Agreement, including: (i) the safety of all of the employees, agents, representatives and invitees of Willbros and its Subcontractors and Vendors engaged in the performance of the Work; (ii) ensuring that all Willbros Personnel are familiar with and will apply all applicable HSE rules and regulations; (iii) providing safety incident reports to Cheniere in accordance with the Agreement; (iv) providing a safe working environment at the Work Site; (v) the safe performance of the Work by all Willbros Personnel; and (vi) ensuring that awareness of the importance of safety is actively promoted at the Work Site.

3.	Environmental Management

Willbros shall pay the highest regard to protection of the environment and shall carry out environmental management to ensure that the Work is performed in an environmentally sound manner and in compliance with all provisions of the Agreement, including this Attachment IX, regarding the environment and Applicable Law.

Willbros’ objective shall be to ensure, through the proper application of its environmental protection procedures, that the Work is: (i) managed, planned and engineered to minimize any impact upon the environment; (ii) performed and completed without incidents detrimental to the environment; and (iii) performed in full compliance with the environmental policy objectives.

4.	Willbros HSE Plan

Willbros shall incorporate all health, safety and environmental requirements of the Agreement, including this Attachment IX, into Willbros’ HSE plan which it shall implement and adhere to during the performance of the Work.

Willbros HSE plan shall contain a full description of the safety and environmental rules, procedures, guidelines, and Work instructions applicable at the Work Site, which Willbros shall use to ensure the safe and environmentally friendly management of the Work. The HSE plan shall cover all phases of the Work and all activities through Final Acceptance and shall specifically describe safety and environmental management at the Work Site.

The HSE plan shall address all safety and environmental matters relevant to the Work, including the following: (i) safety meetings and safety events; (ii) safety inspections; (iii) training schedule; (iv) safety reviews at the Work Site; (v) construction safety reviews; (vi) all reasonable emergency response plans, medical emergency plans; (vii) plans to control the possession and use of firearms, alcohol and controlled substances; and (viii) a Spill Prevent, Control and Countermeasure (SPCC) plan.

Cheniere, at its sole discretion, may audit Willbros’ performance of the Work to ensure that the Agreement requirements for safety and the environment are being satisfied in all respects. Any audits performed shall be based upon Willbros’ safety and environmental manual(s), procedures, and plans. Willbros, at its sole cost, shall immediately correct any nonconformance identified by Cheniere or its auditors.

ATTACHMENT X – PART 1

WILLBROS’ INTERIM LIEN AND CLAIM WAIVER

(To be executed by Willbros with each invoice other than the final invoice)

STATE OF LOUISIANA

PARISH OF ___________________

The undersigned, Willbros Engineers, Inc. (“Willbros”), has been engaged under a Pipeline Construction Contract with Cheniere Sabine Pass Pipeline Company (“Cheniere”), to furnish certain materials, equipment, services, and/or labor for the project known as 42-inch Sabine Pass Pipeline Project (the “Project”), which is located in Cameron Parish, State of Louisiana described in more detail as follows:

_______________________________________________________________________ (the “Property”).

Upon receipt of the sum of U.S.$___________________ (amount in invoice submitted with this Interim Lien and Claim Waiver), Willbros waives and releases any and all liens or claims of liens against the Project and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise that Willbros has or may have against Cheniere through the date of _______________________, 20___ (date of the invoice submitted with this Interim Lien and Claim Waiver). Exceptions as follows:

_______________________________________________________________________________________________

_______________________________________________________________________________________________

(if no exception entry or “none” is entered above, Willbros shall be deemed not to have reserved any claim.)

Willbros represents that all Subcontractors, Vendors, sub-subcontractors and employees of Willbros have been paid for all work, materials, equipment, services, labor and any other items performed or provided through ___________, 20__ (date of last prior invoice) for the Project. Exceptions as follows:

___________________________________________________________________________________.

(if no exception entry or “none” is entered above, all such payments have been made )

This Interim Lien and Claim Waiver is freely and voluntarily given and Willbros acknowledges and represents that it has fully reviewed the terms and conditions of this Interim Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Interim Lien and Claim Waiver, that it has voluntarily chosen to accept the terms and conditions of this Interim Lien and Claim Waiver in return for the payment recited above.

FOR WILLBROS:
Applicable to Invoice(s) No. ___

Signed:	(SEAL)
By:
Title:
Date:

AFFIDAVIT

On this          day of                     , 20     , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Willbros and that this document was signed under oath personally and on behalf of Willbros.

Notary Public
My term expires (date):

ATTACHMENT X – PART 2

WILLBROS’ FINAL LIEN AND CLAIM WAIVER

(To be executed by Willbros with the invoice for final payment)

STATE OF LOUISIANA

PARISH OF ___________________

The undersigned, Willbros Engineers, Inc. (“Willbros”), has been engaged under an agreement with Cheniere Sabine Pass Pipeline Company (“Cheniere”), to furnish certain materials, equipment, services, and/or labor for the project known as the 42-inch Sabine Pass Pipeline Project (“Project”), which is located in Cameron Parish, State of Louisiana and more particularly described as follows:

_______________________________________________________________________ (the “Property”).

Upon receipt of the sum of U.S.$__________________ (amount in invoice for final payment submitted with Willbros’ Final Lien and Claim Waiver), Willbros waives and releases all liens or claims of liens against the Project and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise that Willbros has, may have had or may have in the future against Cheniere arising out of the agreement or the Project, whether or not known to Willbros at the time of the execution of this Final Lien and Claim Waiver.

Willbros represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of its work on the agreement, Project or subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the agreement, including warranties and correction of defective services), including, but not limited to payment to Subcontractors, Vendors and employees and payment of taxes.

This Final Lien and Claim Waiver is freely and voluntarily given, and Willbros acknowledges and represents that it has fully reviewed the terms and conditions of this Final Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Final Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Final Lien and Claim Waiver in return for the payment recited above. Willbros understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Willbros as of the date of execution of this document by Willbros.

FOR WILLBROS:
Applicable to Invoice No(s): ALL (If all, print “all”)

Signed:	(SEAL)
By:
Title:
Date:

AFFIDAVIT

On this          day of                    , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Willbros and that this document was signed under oath personally and on behalf of Willbros.

Notary Public
My term expires (date):

ATTACHMENT X – PART 3

SUBCONTRACTORS’ INTERIM LIEN AND CLAIM WAIVER

(To be executed by Subcontractor or Major Vendor [as applicable] with each invoice other than the final invoice)

STATE OF LOUISIANA

PARISH OF ___________________

The undersigned, ___________________________ (“Subcontractor”) who has, under an agreement with Willbros Engineers, Inc. (“Willbros”), furnished certain materials, equipment, services, and/or labor for the project known as the 42-inch Sabine Pass Pipeline Project (the “Project”), which is located in Cameron Parish, State of Louisiana described in more detail as follows:

_______________________________________________________________________(the “Property”).

Upon receipt of the sum of U.S.$___________________ (“Current Payment”), Subcontractor waives and releases any and all liens or claims of liens against the Project and the Property and all claims, demands, actions, causes of action or other rights at law, in contract, tort, equity or otherwise that Subcontractor has or may have against Cheniere Sabine Pass Pipeline Company (“Cheniere”) and Willbros through the date of _______________, 20___ (“Current Date”). Exceptions as follows:

___________________________________________________________________________________.

(if no exception entry or “none” is entered above, Subcontractor shall be deemed not to have reserved any claim.)

Subcontractor further represents that all employees, laborers, materialmen, sub-subcontractors and subconsultants employed by Subcontractor in connection with the Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided through _______________, 20__ (date of last prior Invoice). Exceptions as follows:

___________________________________________________________________________________.

(if no exception entry or “none” is entered above, all such payments have been made)

This Subcontractor’s Interim Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Interim Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Interim Lien and Claim Waiver, that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Interim Lien and Claim Waiver in return for the payment recited above.

FOR SUBCONTRACTOR :
Applicable to Invoice(s) No. ___

Signed:	(SEAL)
By:
Title:
Date:

AFFIDAVIT

On this          day of                    , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

ATTACHMENT X – PART 4

SUBCONTRACTORS’ FINAL LIEN AND CLAIM WAIVER

(To be executed by Subcontractor or Major Vendor [as applicable] with the invoice for final payment)

STATE OF LOUISIANA

PARISH OF ___________________

The undersigned, (“Subcontractor”), has, under an agreement with Willbros Engineers, Inc. (“Willbros”), furnished certain materials, equipment, services, and/or labor for the Project known as the 42-inch Sabine Pass Pipeline Project (“Project”), which is located in Cameron Parish, State of Louisiana and more particularly described as follows:

_______________________________________________________________________(the “Property”).

Upon receipt of the sum of U.S.$                    , Subcontractor waives and releases any and all liens or claims of liens against the Project and the Property, all claims, demands, actions, causes of action or other rights at law, in contract, tort, equity or otherwise against Cheniere Sabine Pass Pipeline Company (“Cheniere”) or Willbros, and any and all claims or rights against any labor and/or material bond, which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Willbros, the Project or the Property, whether or not known to Subcontractor at the time of the execution of this Subcontractor’s Final Lien and Claim Waiver.

Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Willbros and Subcontractor, the Project, the Property or sub-subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the agreement between Subcontractor and Willbros, including warranties and correction of defective services), including, but not limited to payment to sub-subcontractors and employees of Subcontractor and payment of taxes.

This Subcontractor’s Final Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Final Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Final Lien and Claim Waiver in return for the payment recited above. Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

FOR SUBCONTRACTOR:
Applicable to Invoice No(s). ALL (If all, print “all”)

Signed:	(SEAL)
By:
Title:
Date:

AFFIDAVIT

On this          day of                    , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

SCHEDULE “B”

SCOPE OF WORK FOR THE PROJECT

1. PROJECT MANAGEMENT AND ENGINEERING	B-2
2. MATERIAL PROCUREMENT	B-3
3. CONSTRUCTION MANAGEMENT	B-4
4. CONSTRUCTION	B-5
5. DELIVERABLES	B-6
ATTACHMENT I WORK SITE	B-7
ATTACHMENT II FLOW SCHEMATIC	B-8

SCHEDULE “B”

SCOPE OF WORK FOR THE PROJECT

Willbros shall perform the Project management, engineering, material procurement, construction management and construction for the Project as described in the Agreement and herein, including providing all deliverables described below.

1. PROJECT MANAGEMENT AND ENGINEERING

A Willbros project manager shall provide management and direction for the Project. Project controls shall maintain a detailed Work Plan with activities planned for the Work as set forth in Paragraph 6 of Schedule “A”. Following construction, Willbros will assemble completion report data, hydrostatic test records, non-destructive testing records, internal geometry pig results, Vendor data and material certifications, MAOP establishment records, and other inspection certificates.

Without limiting the generality of the foregoing, the Project management and engineering portion of the Work to be performed by Willbros shall include:

1.1	Perform Project management, controls and reporting;

1.2	Prepare design basis document using the following design parameters:

Class Locations (to be field verified)
Class 1	MP 0 to MP 11
Class 3	MP 11 to MP 16
Design Pressure, psig	1440
Operating Temperature, ºF	20 - 100
Corrosion Allowance, inches	nil
Pipe Diameter, inches	42
Pipe W.T. and Grade
F = 0.72	0.600” API 5L - X70
F = 0.60	0.700” API 5L - X70
F = 0.50	0.864” API 5L - X70
External Coatings
FBE	14 - 16 mils
Ruff Coat or equal
(for concrete coated pipe)	3 - 5 mils (in addition to FBE)
Abrasion Resistant Coating (for road bores)	32 mils
Internal Liquid Epoxy Coating	1.5 mils
Minimum Bend Radius for Pigging	5 pipe diameters
Concrete Weight Coating	6” thick, 190 pcf (0.600” W.T. pipe)
5” thick, 190 pcf (0.864” W.T. pipe)

1.3	Perform population density analysis to finalize class locations;

1.4	Perform field reconnaissance and gather site specific data at appurtenance locations and crossings, including foreign pipeline crossings;

1.5	Provide engineering input for permit applications, in accordance with Paragraph 2.3 of Schedule “A”;

1.6	Perform detailed design of the pipeline and all ancillary facilities of the Project, with reference to the flow schematic located in Attachment II;

1.7	Prepare Drawings and Specifications with bills-of-materials and construction typicals, in accordance with the Agreement, including Schedule “D”, and Paragraphs 2.7 and 2.8 of Schedule “A”;

1.8	Modify, as required and in accordance with this Agreement, the Cheniere-provided drawings listed in Paragraph 5.3 of Schedule “A”.

1.9	Perform geotechnical investigations at monitor-regulator and scraper launcher site;

1.10	Perform cathodic protection system design;

1.11	Prepare construction Specifications with hydrostatic test plan, in accordance with Schedule “D”;

1.12	Prepare job data books which will including hydrostatic test records, welding records, as-built Drawings, certified Vendor Drawings, material certifications, operating and maintenance instructions for purchased equipment, spare parts lists, Warranties, as-built survey data and results of the internal geometry pig results in an electronic format compatible with the GIS of Cheniere’s choice;

1.13	Provide engineering support during construction, commissioning and Start-up of the Project; and

1.14	Prepare construction bid solicitation packages, solicit bids, analyze bids and award construction Work to a bidder , in accordance with Paragraphs 3.3, 3.4, and 3.5 of Schedule “A”.

2. MATERIAL PROCUREMENT

The procurement portion of the Work to be performed by Willbros shall include:

2.1	Develop major material Specifications, in accordance with Schedule “D”, and solicit and evaluate bids for such materials;

2.2	Issue purchase orders for all permanent materials and provide shipping instructions to Vendors;

2.3	Expedite and coordinate material shipments;

2.4	Review and approve Vendor Drawings and data submittals;

2.5	Obtain material certification records;

2.6	Process material receiving reports and Vendor invoices;

2.7	Make timely and appropriate payments to Vendors;

2.8	Perform the following inspections at the Vendor’s plant before material shipment:

2.8.1	Pipe mill (review manufacturing procedures, attend pre-production meeting, and perform inspections during pipe manufacturing);

2.8.2	Fusion-bonded epoxy coating;

2.8.3	Concrete coating;

2.8.4	Launcher skid; and

2.8.5	Monitor regulator skid;

2.9	Receive, inspect and inventory materials at the Work Site; and

2.10	Provide recommended spare parts list for commissioning, operations and maintenance (spare parts may, at Cheniere’s sole discretion, be purchased by Cheniere); the cost of such spare parts is not included within the Guaranteed Maximum Price.

3. CONSTRUCTION MANAGEMENT

A field office staffed with Willbros Personnel including a field project manager, an office manager/assistant will be established at the Work Site in the Johnson’s Bayou area, in accordance with Paragraph 4.2 of Schedule “A”. Inspection services will be subcontracted to a qualified firm or self-performed by Willbros in accordance with Paragraph 7 of Schedule “A”. The construction survey will include a 5-man crew for construction staking and a 2-man and 3-man crew for as-built surveys. These crews will by supervised by Willbros’ chief supervisor.

Without limiting the generality of the foregoing, the construction management portion of the Work to be performed by Willbros shall include:

3.1	Prepare digital alignment maps, showing the pipeline centerline, property ownership and land base information;

3.2	Prepare road crossing permit Drawings;

3.3	Perform pre-construction staking for the pipeline, including sites for scraper launcher, monitor regulator station, side valves, mainline valves and other pipeline appurtenances;

3.4	Perform pre- and post-construction topographic civil surveys of the wetlands crossed within the pipeline right-of-way between stations 62+35 and 480+34 to confirm ground contour restoration at the conclusion of construction is in accordance with the FERC certificate. The surveys will be conducted at the time of restoration and used to ensure compliance prior to demobilization of the construction Subcontractor. Drawing exhibits with the location of the surveys and cross-sections of the pre- and post-construction transects will be prepared. The pre- and post-construction ground elevation tolerance shall be minus zero (0), plus six (6) inches;

3.5	Perform as-built surveys and prepare as-built Drawings following construction in accordance with Schedule “D” and Paragraphs 2.7 and 2.8 of Schedule “A”. All survey information shall be geo-referenced. Survey data processing will be performed so that all data collected is delivered in an electronic format compatible with the GIS of Cheniere’s choice;

3.6	Perform construction inspection through a qualified independent third party to ensure that construction meets the requirements of the Specifications, Drawings, easements, Applicable Law, Applicable Codes and Standards, permit provisions and all other requirements of construction included in the Agreement; and

3.7	Provide commissioning and Start-up support, as required by Cheniere, excluding gas handling services.

4. CONSTRUCTION

The construction portion of the Work to be performed by Willbros or its Subcontractors shall include:

4.1	Perform pipeline construction, including clearing, grading, stringing, bending, ditching, laying, welding, coating, tie-ins, lowering-in, backfilling, testing and cleanup;

4.2	Install pipeline monitor regulator station, pig launcher, side valves, mainline valves, and pipeline appurtenances (CP test stations and line markers). The outlet end of the pipeline will have a weld cap with 2-inch coupling, nipple, plug valve and plug;

4.3	Perform internal geometry pig survey on the completed pipeline construction prior to the introduction of natural gas or nitrogen to verify that there are no dents with dimensions greater than what 49 C.F.R. Part 192 or ASME B31.8 codes allow;

4.4	Install pre-fabricated assemblies, including:

4.4.1	Monitor-regulator station (skid-mounted) on pile-supported platform;

4.4.2	Pig launcher (skid-mounted) on pile-supported platform; and

4.4.3	30-inch NGPL side tap;

4.4.4	42-inch mainline valve assembly; and

4.4.5	42-inch mainline valve and 42-inch side valve;

4.5	De-water, clean and dry the interior of the pipeline using a series of displacement and cleaning pigs propelled by dry air to achieve a dew point of negative forty degrees Fahrenheit (-40ºF) or less. After drying, the pipeline will be shut-in and pressurized to five (5) psig with dry air.

4.6	Tie-in pipeline to liquefied natural gas terminal at launcher site; tie-in at Johnson’s Bayou will be by others;

4.7	Perform site Work at the Work Site, including installation of chain link fence with drive-through and walk gates, grading and installation of rock;

4.8	Perform Non-destructive testing (NDT) through a qualified third party inspector; radiography inspection shall be performed on 100-percent of girth welds, and a NDT auditor shall be required; and

4.9	Cheniere shall provide Willbros access to and use of Cheniere’s dock at the liquefied natural gas terminal for offloading pipe and major equipment skids from barges. Cheniere shall also provide access to and use of a yard at the liquefied natural gas terminal for staging and pipe storage. Willbros may, with Cheniere’s prior written approval, use an alternate docking facility and/or yard in the Work Site.

5. DELIVERABLES

The following deliverables are considered part of the Work and shall be provided by Willbros during the development and execution of the Project:

5.1	Drawings (refer to Attachment I of Schedule “D”)

5.2	Specifications (refer to Attachment II of Schedule “D”)

5.3	Job Data Book

5.3.1	Hydrostatic tests

5.3.2	Material purchase orders

5.3.3	Material certifications

5.3.4	Certified Vendor Drawings

5.3.5	Operating and maintenance instructions for purchased equipment

5.3.6	Spare parts lists

5.3.7	Warranties

5.3.8	As-built Drawings (with GIS compatible data)

5.3.9	Welder qualifications

5.3.10	Welding procedure(s)

5.3.11	Weld records summary

5.3.12	Internal geometry pig results (with GIS compatible data)

5.4	Administrative

5.4.1	Monthly progress and cost status reports

5.4.2	Monthly Project Schedule updates

5.4.3	Monthly procurement status reports

5.4.4	Meeting notes

ATTACHMENT I

WORK SITE

Proposed 42” Natural Gas Pipeline Project

ATTACHMENT I I

FLOW SCHEMATIC

SCHEDULE “C”

INTENTIONALLY OMITTED

C-1

SCHEDULE “D”

APPLICABLE CODES AND STANDARDS, DRAWINGS AND SPECIFICATIONS

1. APPLICABLE CODES AND STANDARDS	D-2

2. DRAWINGS	D-3

3. SPECIFICATIONS	D-3

ATTACHMENT I DRAWINGS	D-4

ATTACHMENT II SPECIFICATIONS	D-5

SCHEDULE “D”

APPLICABLE CODES AND STANDARDS, DRAWINGS AND SPECIFICATIONS

1. APPLICABLE CODES AND STANDARDS

During the execution of the Work, Willbros shall comply with the latest edition of the following Applicable Codes and Standards, irrespective of the specification of any earlier date or edition. In the event of a conflict between the Applicable Codes and Standards and the Specifications, Willbros shall promptly notify Cheniere of the conflict. The specific Applicable Codes and Standards listed in this Schedule with respect to each organization (e.g., API) are not meant to be an exclusive list of such Applicable Codes and Standards that must be adhered to with respect to each such organization as they are applicable to the Work.

The Project and all related facilities will be designed in accordance with Part 192, Title 49 of the Code of Federal Regulations “Transportation of Natural and Other Gas By Pipeline: Minimum Federal Safety Standards” (latest edition).

AASHTO	American Association of State Highway and Transportation Officials
AISC	American Institute of Steel Construction
ANSI	American National Standards Institute
API	American Petroleum Institute
ASCE	American Society of Civil Engineers
ASME	American Society of Mechanical Engineers
ASTM	American Society of Testing and Materials
AWS	American Welding Society
EPA	Environmental Protection Agency
FM	Factory Mutual
IEEE	Institute of Electrical and Electronics Engineers
IES	Illuminated Engineering Society
ISA	Instrument Society of America
MSS	Manufacturers Standardization Society of the Valve and Fitting Industry
NACE	National Association of Corrosion Engineers
NEMA	National Electrical Manufacturers Association
NFPA	National Fire Protection Association
OSHA	Occupational Safety and Health Act
UBC	Uniform Building Code
UL	Underwriters Laboratories
NEC	National Electrical Code (NFPA 70)

2. DRAWINGS

Willbros shall provide the Drawings listed in Attachment I of this Schedule “D” in accordance with this Agreement.

3. SPECIFICATIONS

The Specifications include the material/equipment specifications, design specifications, construction specifications, and inspection specifications included in Attachment II of this Schedule “D”.

END OF SCHEDULE “D”

ATTACHMENT I

DRAWINGS

1. FERC Alignment Sheets

2. Construction Alignment Drawings

3. As-Built Alignment Drawings

4. Highway Crossing Plan/Profile

5. Typical Parish Road Crossing

6. Site Specific Wetland Construction Plan

7. Hydrostatic Test Profile

8. Foreign Pipeline Crossings

9. Construction Typicals

10. Notes and Legend Sheet

11. Scraper Launcher and Inlet Pressure Regulator Plot Plan

12. Side Valve Plan and Elevation

13. Mainline Valve Plan and Elevation

14. Scraper Launcher and Monitor Regulator Platforms

15. Pile and Pile Cap Details and Plot Plans

16. Fence Standard

17. Monitor Regulator Skid Layout

18. Scraper Launcher Skid Layout

19. Scraper Launcher Piping Hookup Details

20. Monitor Regulator Piping Hookup Details

21. Pipeline System P&ID

22. Valve Operator Details

ATTACHMENT II

SPECIFICATIONS

1. Submerged Arc Welded Line Pipe Longitudinal Seam

2. Submerged Arc Welded Line Pipe Helical Seam

3. Stock Pipe Seamless, SAW and ERW

4. Handling, Storage and Shipment of Line Pipe

5. Yard Applied Pipe Coating

6. Yard Application of Concrete Coating to Pipe

7. Internal Coating of Line Pipe

8. Induction Bending of Line Pipe

9. High Strength Wrought Welding Fittings

10. Application of Protective Coating Systems

11. Valve Procurement (API 6D, 12-inch and larger)

12. Pneumatic Quarter Turn Valve Operators

13. Pressure Regulation Valves

14. Line Pipe Inspection

15. Geotechnical Investigation

16. Construction of Pipeline and Related Facilities

17. Hydrostatic Test Plan

18. Welding Procedures

19. As-Built Survey Procedure

SCHEDULE “E”

INTENTIONALLY OMITTED

E-1

SCHEDULE “F”

PROJECT SCHEDULE

SCHEDULE F
PROJECT SCHEDULE

ID	Task Name	Start	Finish	Duration
1	PROJECT AWARD	Fri 2/10/06	Fri 2/10/06	0 days
2	**DETAILED ENGINEERING**	**Fri 2/10/06**	**Fri 9/14/07**	**81.6 wks**
3	Kickoff Meeting and Site Recon	Fri 2/10/06	Mon 2/13/06	2 days
4	Fabricated Assembly & Tie-ins Survey	Tue 2/14/06	Wed 2/15/06	2 days
5	Finalize Design Basis	Tue 2/14/06	Mon 2/27/06	2 wks
6	Finalize P&ID's	Tue 2/14/06	Mon 2/27/06	2 wks
7	Finalize Major Material/Equip Specs	Tue 2/14/06	Mon 2/27/06	2 wks
8	Finalize Project Planning	Tue 2/14/06	Mon 2/27/06	2 wks
9	**Geotechnical Investigation Subcontract**	**Tue 2/28/06**	**Tue 4/25/06**	**8 wks**
10	Geotech RFQ Cycle	Tue 2/28/06	Mon 3/20/06	3 wks
11	Geotech Subcontract Award	Mon 3/20/06	Mon 3/20/06	0 days
12	Geotech Mob/Field Investigations	Tue 3/21/06	Mon 4/3/06	2 wks
13	Geotech Report	Tue 4/4/06	Tue 4/25/06	3 wks
14	**Pipeline Design**	**Tue 2/28/06**	**Thu 8/3/06**	**22 wks**
15	Finalize Class Locations	Tue 2/28/06	Mon 3/13/06	2 wks
16	Complete Alignment Sheets & BOM	Tue 3/14/06	Mon 4/10/06	4 wks
17	Complete Construction Typicals	Tue 4/11/06	Tue 4/25/06	2 wks
18	Hydrostatic Test Plan	Tue 4/11/06	Tue 4/25/06	2 wks
19	**Cathodic Protection Subcontract**	**Wed 4/26/06**	**Thu 8/3/06**	**14 wks**
20	CP RFQ Cycle	Wed 4/26/06	Tue 5/23/06	4 wks
21	CP Field Investigation/Detail Design	Wed 5/24/06	Wed 6/21/06	4 wks
22	CP Material Procurement	Thu 6/22/06	Thu 8/3/06	6 wks
23	**Fabricated Assemblies Design**	**Tue 2/28/06**	**Thu 8/3/06**	**22 wks**
24	Prelim Layouts	Tue 2/28/06	Mon 3/13/06	2 wks
25	Piling and Structural Design	Wed 5/24/06	Wed 6/21/06	4 wks
26	Civil/Structural and Piping Hookup Drawings	Thu 6/22/06	Thu 8/3/06	6 wks
27	**Pipeline Construction Bid Package**	**Fri 2/10/06**	**Fri 4/21/06**	**10 wks**
28	Prelim Alignment Sheets	Fri 2/10/06	Thu 3/9/06	4 wks
29	Prepare Construction Bid Package	Fri 2/17/06	Thu 3/9/06	3 wks
30	Construction Bid Solicitation & Analysis	Fri 3/10/06	Fri 4/21/06	6 wks
31	Award Construction Contract	Fri 4/21/06	Fri 4/21/06	0 days
32	Engineering Support During Construction	Mon 4/2/07	Fri 7/20/07	16 wks
33	Job Books and As-Built Drawings	Mon 7/23/07	Fri 9/14/07	8 wks

2006
2007
2008
Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov
2/10/06
3/20/06
4/21/06

By: Willbros Engineers, Inc.
Date: January 23, 2006

Task | Progress | Project Summary | Deadline
Split | Milestone | External Tasks
Project Guide: Critical | Summary | External Milestone

Page 1

SCHEDULE F
PROJECT SCHEDULE

ID	Task Name	Start	Finish	Duration
34	**PROCUREMENT**	**Fri 2/10/06**	**Mon 4/16/07**	**59.8 wks**
35	**Line Pipe & Coatings**	**Fri 2/10/06**	**Mon 4/16/07**	**59.8 wks**
36	Line Pipe & Coatings RFQ Cycle	Fri 2/10/06	Thu 3/23/06	6 wks
37	Line Pipe & Coatings P.O.	Thu 3/23/06	Thu 3/23/06	0 wks
38	Line Pipe Production	Thu 11/2/06	Wed 11/22/06	3 wks
39	FBE and ID Coatings Application	Mon 11/6/06	Tue 11/28/06	3 wks
40	FBE and ID Coated Pipe Shipment	Wed 11/8/06	Thu 12/14/06	5 wks
41	Concrete Coating Application	Fri 12/8/06	Mon 4/2/07	16 wks
42	Concrete Coated Pipe Shipment to Site	Tue 2/20/07	Mon 4/16/07	8 wks
43	**Fabricated Assemblies**	**Tue 2/28/06**	**Thu 3/1/07**	**51 wks**
44	Fabricated Assemblies RFQ Cycle	Tue 2/28/06	Mon 4/10/06	6 wks
45	Fabricated Assemblies P.O.	Mon 4/10/06	Mon 4/10/06	0 days
46	Fabricated Assemblies Manufacture	Tue 4/11/06	Thu 2/8/07	42 wks
47	Vendor Approval Drawings	Tue 4/11/06	Tue 5/23/06	6 wks
48	Fabricated Assemblies Shipment to Site	Fri 2/9/07	Thu 3/1/07	3 wks
49	**Miscellaneous Materials**	**Fri 8/4/06**	**Tue 12/19/06**	**19 wks**
50	Misc Materials RFQ Cycle	Fri 8/4/06	Fri 9/15/06	6 wks
51	Misc Materials Manufacture/Shipment	Mon 9/18/06	Tue 12/19/06	13 wks
52	Preparation & Material Receipt Commencement Date	Mon 1/1/07	Mon 1/1/07	0 days
53	Material Receipt	Tue 1/2/07	Mon 4/16/07	15 wks
54	**CONSTRUCTION**	**Mon 4/2/07**	**Mon 7/23/07**	**16.2 wks**
55	Construction Commencement Date	Mon 4/2/07	Mon 4/2/07	0 days
56	Mobilization	Mon 4/2/07	Fri 4/13/07	2 wks
57	Push Sections	Mon 4/16/07	Fri 7/13/07	13 wks
58	Land Section	Mon 4/16/07	Fri 7/13/07	13 wks
59	Fabricated Assemblies Installation	Mon 4/9/07	Fri 6/22/07	11 wks
60	Hydrostatic Testing/Cleaning/Drying	Mon 6/18/07	Fri 7/6/07	3 wks
61	CP Rectifier/Groundbed Installation	Mon 6/18/07	Fri 7/6/07	3 wks
62	Commissioning	Mon 7/9/07	Fri 7/20/07	2 wks
63	Mechanical Completion	Mon 7/23/07	Mon 7/23/07	0 days
64	Scheduled Mechanical Completion Date	Sun 9/30/07	Sun 9/30/07	0 days
65	Start-Up (Estimated)	Mon 8/6/07	Mon 8/6/07	0 wks
66	Project Completion (Estimated)	Wed 8/6/08	Wed 8/6/08	0 days

2006
2007
2008
Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov
3/23/06
4/10/06
1/1/07
4/2/07
7/23/07
9/30/07
8/6/07
8/6/08

By: Willbros Engineers, Inc.
Date: January 23, 2006

Task		Progress		Project Summary		Deadline	
Split		Milestone		External Tasks			
Project Guide: Critical		Summary		External Milestone			

Page 2